    AS FILED WITH THE SECURITES AND EXCHANGE COMMISION ON DECEMBER 6, 2002.

                              REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           ELITE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                      2834
            (Primary Standard Industrial Classification Code Number)

                                   22-3542636
                     (I.R.S. Employer Identification Number)

                                165 LUDLOW AVENUE
                           NORTHVALE, NEW JERSEY 07647
                                 (201) 750-2646
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                  ATUL M. MEHTA
       PRESIDENT AND CHIEF EXECUTIVE OFFICER, ELITE PHARMACEUTICALS, INC.
                                165 LUDLOW AVENUE
                           NORTHVALE, NEW JERSEY 07647
                                 (201) 750-2646
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ---------------------

                                 WITH COPIES TO:

     JOHN D. HOGOBOOM, ESQ.                        PENDER R. MCELROY, ESQ.
    JEFFREY M. SHAPIRO, ESQ.                      CATHERINE A. BARNES, ESQ.
      LOWENSTEIN SANDLER PC                     JAMES, MCELROY & Diehl, P.A.
      65 Livingston Avenue                        600 South College Street
   Roseland, New Jersey 07068                            Suite 3000
         (973) 597-2500                        Charlotte, North Carolina 28202
                                                       (704) 372-9870

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is being filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number in the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number in the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

---------------------------- ------------------------ --------------------- ------------------------ ------------------------
  Title of each class of                                Proposed maximum        Proposed maximum
securities to be registered  Amount to be registered   offering price per   aggregate offering price  Amount of registration
                                       (1)                   unit(2)                                            fee
---------------------------- ------------------------ --------------------- ------------------------ ------------------------
     Class C Warrants               1,723,237                 $5.25               9,046,994(2)                $832.00
---------------------------- ------------------------ --------------------- ------------------------ ------------------------
  Shares of common stock,           1,723,237(3)
 par value $.01 per share
---------------------------- ------------------------ --------------------- ------------------------ ------------------------

(1) Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2) Each Class C Warrant represents the right to purchase one share of our common stock at an exercise price of $5.00 per share. In order to exchange Class A Warrants that expired on November 30, 2002 for Class C Warrants, holders must pay an exchange fee of $.10 per share of common stock covered by the Class A Warrants that are exchanged. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), the last reported sale price of the Class A Warrants on the over-the-counter market on November 26, 2002, the last date on which the Class A Warrants traded, was $.15. Pursuant to Rules 457(f) and (g), the maximum offering price per share is based on the sum of the exercise price of the Class C Warrants, the exchange offer fee, and the last reported sale price.

(3) Represents the total number of shares issuable upon exercise of the Class C Warrants assuming all of the Class A Warrants are exchanged.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED DECEMBER 6, 2002

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE EXCHANGE OFFER WILL NOT COMMENCE UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                           ELITE PHARMACEUTICALS, INC.

                                OFFER TO EXCHANGE
                                   ANY OR ALL
          CLASS A WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF ELITE
             PHARMACEUTICALS, INC. THAT EXPIRED ON NOVEMBER 30, 2002
                                       FOR
          CLASS C WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF ELITE
        PHARMACEUTICALS, INC. EXPIRING NOVEMBER 30, 2005 UNLESS EXTENDED

     THE COST OF EXCHANGING THE CLASS A WARRANTS FOR THE CLASS C WARRANTS IS $.10 PER SHARE OF COMMON STOCK COVERED BY THE CLASS A WARRANTS THAT ARE
                                   EXCHANGED

                   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.
            NEW YORK CITY TIME, [____________], 2003 UNLESS EXTENDED

Elite Pharmaceuticals, Inc. ("Elite, "we", "us" and "our") is offering to holders of its Class A Warrants the opportunity to exchange Class A Warrants that expired on November 30, 2002 for Class C Warrants expiring November 30, 2005 unless extended as provided in the Warrant Agreement. All Class A Warrants that are exchanged by holders and accepted by Elite for exchange will be canceled upon expiration of this offer. We will issue the Class C Warrants promptly upon the expiration of this offer. The cost of participating in the exchange offer is $.10 per share of common stock covered by the Class A Warrants that are exchanged (the "Exchange Offer Fee"). The exercise price of the Class A Warrants was $6.00 per share and the exercise price of the Class C Warrants is $5.00 per share. The Class C Warrants will be exercisable for the same number of shares of our common stock covered by the Class A Warrants that are exchanged.

We are making this offer upon the terms and subject to the conditions described in this prospectus and in the related Letter of Transmittal (which together, as they may be amended from time to time, constitute the "Exchange Offer"). This offer is not conditioned upon a minimum number of Class A Warrants being exchanged.

CLASS A WARRANTS THAT ARE NOT EXCHANGED IN THE EXCHANGE OFFER WILL BE WORTHLESS. SEE "THE EXCHANGE OFFER -- CONSEQUENCES OF FAILURE TO EXCHANGE".

The Class C Warrants will be issued under and be entitled to all of the rights and benefits of, and subject to the limitations under, the Warrant Agreement (the "Warrant Agreement"), to be dated as of the Expiration Date, as defined below, between Elite and Jersey Transfer and Trust Co. as Warrant Agent (the "Warrant Agent"). See "Description of the Class C Warrants".

The form and terms of the Class C Warrants are substantially the same as the form and terms of the Class A Warrants except that

     o The exercise price of the Class C Warrants is $5.00 per share of common stock and the exercise price of the Class A Warrants was $6.00 per share of common stock;

     o The expiration date of the Class C Warrants is November 30, 2005 unless extended as provided in the Warrant Agreement and the expiration date of the Class A Warrants was November 30, 2002; and

     o The Class C Warrants will not be transferable other than by operation of law and will not be listed or quoted for exchange on any exchange or market and the Class A Warrants were transferable and traded on the over-the-counter market.

Elite will accept for exchange any and all Class A Warrants that are properly tendered to [___________], as Exchange Agent, in the Exchange Offer prior to 5:00 p.m. New York City time, on [___________], 2003, unless Elite extends the Exchange Offer at its sole discretion (if and as extended, the "Expiration Date"). Tenders of Class A Warrants may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer".

If all holders of Class A Warrants participate in the Exchange Offer, we will receive $172,323 in aggregate proceeds. We cannot predict the number of Class A Warrants that will be exchanged for Class C Warrants in the Exchange Offer.

Our common stock is listed on the American Stock Exchange under the symbol "ELI", and the Class A Warrants were quoted on the over-the-counter market under the symbol "ELIPZ.OB" before their expiration. On December 4, 2002, the last reported sale price of our common stock was $2.35 per share. On November 30, 2002, the expiration date of the Class A Warrants, the last reported sale price of our Class A Warrants was $0.15. The Class C Warrants will not be transferable other than by operation of law and will not be listed or quoted for exchange on any exchange or market.

AN INVESTMENT IN OUR CLASS C WARRANTS AND OUR COMMON STOCK (SHOULD YOU CHOOSE TO EXERCISE THE CLASS C WARRANTS) INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8. In deciding whether to exchange the Class A Warrants for Class C Warrants, you should rely only on the information contained in this document. We have not authorized anyone to provide you with any information that is different from this information.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY IN CONNECTION WITH THE EXCHANGE OFFER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS [___________].

                                TABLE OF CONTENTS

                                                                            Page
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................3
WHERE YOU CAN FIND MORE INFORMATION ABOUT US.................................4
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION..................4
SUMMARY......................................................................5
RISK FACTORS.................................................................8
THE EXCHANGE OFFER...........................................................16
DESCRIPTION OF THE CLASS C WARRANTS..........................................24
DESCRIPTION OF CAPITAL STOCK.................................................27
PRICE RANGE OF COMMON STOCK, CLASS A WARRANTS AND DIVIDEND POLICY............28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS..............................29
SECURITY OWNERSHIP OF MANAGEMENT.............................................32
DIRECTORS AND EXECUTIVE OFFICERS.............................................33
EXECUTIVE COMPENSATION.......................................................36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................37
LEGAL MATTERS................................................................38
EXPERTS......................................................................38
INDEX TO APPENDICES..........................................................38
LETTER OF TRANSMITTAL........................................................A-1
WARRANT AGREEMENT............................................................B-1
OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2002......C-1
OUR QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 2002....D-1


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents we filed with the SEC:

     o Our Annual Report on Form 10-K for the fiscal year ended March 31, 2002;

     o Our Quarterly Report on Form 10-Q for the period ended September 30, 2002 including, without limitation, the financial statements contained in Part I, Item 1, thereto;

     o    Our Quarterly Report on Form 10-Q for the period ended June 30, 2002;

     o    Our Current Report on Form 8-K, dated November 1, 2002;

     o    Our Current Report on Form 8-K, dated October 11, 2002;

     o    Our Current Report on Form 8-K, dated October10, 2002; and

     o    Our Current Report on Form 8-K, dated July 23, 2002.

We are delivering along with this prospectus a copy of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, which are attached hereto.

     This prospectus incorporates important business and financial information about Elite that is not included in or delivered with this prospectus. Information that is incorporated in this prospectus is available without charge to you upon written or oral request. You should contact Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647, (201) 750-2646, attention Mark I. Gittelman, Secretary, if you would like to receive any of such information. TO OBTAIN TIMELY DELIVERY OF REQUESTED MATERIALS, YOU MUST REQUEST

THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE [______________]. [THE EXPIRATION DATE].

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We file reports, proxy statements, information statements and other information with the SEC. You may read and copy this information, for a copying fee, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services, from the American Stock Exchange and at the web site maintained by the SEC at http://www.sec.gov.

     Elite has not authorized anyone to give any information or make any representation about the offering that differs from, or adds to, the information in this prospectus or in its documents that are publicly filed with the SEC and that are incorporated in this prospectus. Therefore, if anyone does give you different or additional information, you should not rely on it. The delivery of this prospectus and/or the exchange of Class A Warrants do not mean that there have not been any changes in Elite's condition since the date of this prospectus. If you are in a jurisdiction where it is unlawful to offer to exchange or exercise the securities offered by this prospectus, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this prospectus does not extend to you. This prospectus speaks only as of its date except where it indicates that another date applies. Documents that are incorporated by reference in this prospectus speak only as of their date, except where they specify that other dates apply.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE EXCHANGE OFFER WILL NOT COMMENCE UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     Certain information contained in or incorporated by reference into this prospectus includes forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act) that reflect Elite's current views with respect to future events and financial performance. Certain factors, such as unanticipated technological difficulties, the volatile and competitive environment for drug delivery products, changes in domestic and foreign economic, market and regulatory conditions, the inherent uncertainty of financial estimates and projections, the difficulties of integrating businesses which were previously operated as stand-alone units, the creditworthiness of Elite's customers, the uncertainties involved in certain legal proceedings, instabilities arising from terrorist actions and responses thereto, and other considerations described as "Risk Factors" in this prospectus could cause actual results to differ materially from those in the forward-looking statements. We assume no obligation to update the matters discussed in this prospectus.

                                     SUMMARY

     The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the "Risk Factors" section and the financial statements, related notes and the other more detailed information appearing elsewhere or incorporated by reference in this prospectus. Unless otherwise indicated, "we", "us", "our" and similar terms, as well as references to the "Company" and "Elite", refer to Elite Pharmaceuticals, Inc. and its subsidiaries and not to the warrantholders.

ELITE PHARMACEUTICALS, INC.

     Elite primarily engages in researching, developing, licensing, manufacturing, and marketing proprietary drug delivery systems and products. Our drug delivery technology involves releasing a drug into the bloodstream or delivering it to a target site in the body over an extended period of time or at predetermined times. These products are designed to allow drugs to be administered less frequently, with reduced side effects and, in certain circumstances, in reduced dosages. We have concentrated on developing orally administered controlled release products. The products include drugs that provide therapeutic benefits for angina and hypertension, a nonsteroidal analgesic drug, and one that appears to lower blood glucose by stimulating insulin from the pancreas. The Food and Drug Administration has not yet approved any of our products, and we therefore do not yet market any products. Our products are at different stages of development.

     Our common stock is traded on the American Stock Exchange under the symbol "ELI". Prior to their expiration, the Class A Warrants were quoted on the over-the-counter market under the symbol "ELIPZ.OB". The market for our stock has historically been characterized generally by low volume and broad price and volume volatility. We cannot give any assurance that a stable trading market will develop for our stock.

     The address of our principal executive offices and our telephone and facsimile numbers at that address are:

     Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647. Phone No.: (201) 750-2646; Facsimile No.: (201) 750-2755.

                                                   THE EXCHANGE OFFER

The Exchange Offer..............................................  Elite is offering to exchange Class C Warrants for each
                                                                  Class A Warrant that is properly tendered and accepted.
                                                                  Elite will issue the Class C Warrants on or promptly after the Expiration Date. As of the date of this prospectus,
                                                                  there were Class A Warrants covering a total of 1,723,237
                                                                  shares of common stock eligible to be exchanged. See "The
                                                                  Exchange Offer".

Cost of Participating in the Exchange Offer.....................  In order to participate in the Exchange Offer, you are required to pay to us $.10 per share of common stock covered by the Class A Warrants that you are exchanging.

Expiration Date.................................................  The Exchange Offer will expire at 5:00 p.m., New York City time, on [___________], 2003, unless extended by Elite in
                                                                  its sole discretion, in which case the term "Expiration
                                                                  Date" shall mean the latest date and time to which the
                                                                  Exchange Offer is extended.

Procedures for Exchanging Class A Warrants......................  Each holder of Class A Warrants wishing to participate in the Exchange Offer must complete, sign, and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, mail or
                                                                  otherwise deliver such Letter of Transmittal, or such
                                                                  facsimile, together with such Class A Warrants and any other required documentation to the Exchange Agent and pay the
                                                                  Exchange Offer Fee to the Exchange Agent.

Special Procedures for Benefical Owners.........................  Any beneficial owner whose interests in the Class A Warrants are registered in the name of a broker, dealer, commercial bank, trust company, nominee, or other securities
                                                                  intermediary and who wishes to exchange such Class A
                                                                  Warrants in the Exchange Offer should contact such
                                                                  securities intermediary promptly and instruct such
                                                                  securities intermediary to exchange on such beneficial
                                                                  owner's behalf.

Withdrawal Rights...............................................  Tenders of Class A Warrants may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration
                                                                  Date. See "The Exchange Offer -- Withdrawal of Tenders".

Acceptance of Class A Warrants and Delivery of Class C Warrants.  Elite will accept for exchange any and all Class A Warrants that are properly tendered to the Exchange Agent prior to
                                                                  5:00 p.m. New York City time, on the Expiration Date. The
                                                                  Class C Warrants issued pursuant to the Exchange Offer will be delivered on or promptly after the Expiration Date. See
                                                                  "The Exchange Offer -- Terms of the Exchange Offer".

Use of Proceeds.................................................  We will receive $.10 per share of common stock covered by the Class A Warrants that are exchanged in the Exchange
                                                                  Offer. We will use the proceeds from the Exchange Offer for the costs and expenses associated with the Exchange Offer
                                                                  and any proceeds from the Exchange Offer in excess of the
                                                                  costs and expenses associated with the Exchange Offer will be used for general corporate purposes. To the extent that shares of common stock are purchased from Elite pursuant to the exercise of Class C Warrants, we intend to use the net proceeds for general corporate purposes.

No Appraisal Rights.............................................  Holders of Class A Warrants do not have any appraisal or dissenters' rights under Delaware law or the Class A Warrant


                                                                  Agreement in connection with the Exchange Offer. See "The
                                                                  Exchange Offer -- Terms of the Exchange Offer".

Tax Consequences................................................  Although the issue is not free from doubt, we believe that it is more likely than not that you will not recognize any gain or loss for United States federal income tax purposes if you accept the Exchange Offer. If you do not accept the
                                                                  Exchange Offer, you will recognize a capital loss for United
                                                                  States federal income tax purposes. See "The Exchange Offer
                                                                  -- Certain United States Federal Income Tax Consequences".

Exchange Agent..................................................  [___________] is the Exchange Agent Its telephone number is
                                                                  [_________]. The address of the Exchange Agent is set forth in "The Exchange Offer -- Exchange Agent".

                                                   THE CLASS C WARRANTS

General.........................................................  The form and terms of the Class C Warrants are substantially the same as the form and terms of the Class A Warrants
                                                                  except that each Class C Warrant will entitle the holder to purchase one share of common stock at a purchase price of
                                                                  $5.00 through and including November 30, 2005 unless
                                                                  extended as provided in the Warrant Agreement and the Class
                                                                  C Warrants will not be transferable other than by operation of law. Elite will issue the Class C Warrants pursuant to
                                                                  the Warrant Agreement.

Class C Warrants................................................  Class C Warrants to purchase up to 1,723,237 shares of common stock are eligible for exchange in the Exchange
                                                                  Offer.

Expiration......................................................  The Class C Warrants will expire on November 30, 2005 unless extended as provided in the Warrant Agreement. Each Class C
                                                                  Warrant not exercised on or before November 30, 2005 unless extended as provided in the Warrant Agreement will become
                                                                  worthless.

Exercise Price..................................................  The exercise price of the Class C Warrants will be $5.00 per share, subject to adjustment in certain circumstances.

Redemption......................................................  The Class C Warrants are not redeemable by Elite.

Antidilution....................................................  The number of shares of common stock purchasable upon the exercise of Class C Warrants and the Exercise Price will be subject to adjustment from time to time in certain
                                                                  circumstances. See "Description of the Class C Warrants --
                                                                  Adjustment of Exercise Price and Number of Shares of Common
                                                                  Stock".

Form of Warrant Certificate.....................................  Certificates representing an aggregate of up to 1,723,237
                                                                  Class C Warrants will be issued substantially in the form of
                                                                  Exhibit A to Appendix B.

Effect of Not Exchanging........................................  The Class A Warrants expired by their terms on November 30,
                                                                  2002. Thus, any Class A Warrant that is not exchanged in the
                                                                  Exchange Offer will be worthless.

Warrant Agent...................................................  The initial Warrant Agent is Jersey Transfer and Trust Co.

Risk Factors....................................................  An investment in the Class C Warrants and our common stock
                                                                  (should you choose to exercise the Class C Warrants)
                                                                  involves a high degree of risk. Before you invest, you
                                                                  should consider the risk factors described on pages 8
                                                                  through 15 of this prospectus.

                                  RISK FACTORS

     AN INVESTMENT IN OUR CLASS C WARRANTS AND OUR COMMON STOCK (SHOULD YOU CHOOSE TO EXERCISE THE CLASS C WARRANTS) INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K ATTACHED AS APPENDIX C AND THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO CONTAINED IN OUR QUARTERLY REPORT ON FORM 10-Q ATTACHED AS APPENDIX D , BEFORE INVESTING IN OUR CLASS C WARRANTS OR OUR COMMON STOCK. THE VALUE OF OUR CLASS C WARRANTS AND OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. THESE ARE NOT THE ONLY RISKS AND UNCERTAINTIES THAT WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES THAT WE CURRENTLY EITHER DO NOT KNOW ABOUT OR DO NOT BELIEVE TO BE MATERIAL MAY ALSO HURT THE TRADING PRICE OF OUR COMMON STOCK, IN WHICH CASE YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

WE HAVE A HISTORY OF LOSSES DUE TO LACK OF SIGNIFICANT SALES AND REGULATORY APPROVALS. IF WE DO NOT RECEIVE NECESSARY REGULATORY APPROVALS AND DEVELOP PROFITABLE OPERATIONS, WE WILL NEED TO TERMINATE OUR OPERATIONS. AS A RESULT, INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

     We have sustained losses in each year since our incorporation in 1990. We sustained net losses of $1.7 million for the fiscal year ended March 31, 2002 and $1.7 million for the six months ended September 30, 2002. As of September 30, 2002, we had an accumulated deficit of $25.0 million, consolidated assets of $10.8 million, stockholders' equity of $6.7 million, and working capital of $5.3 million. We expect to realize significant losses in the next year of operation. Since our inception in 1990, we have not generated any significant revenues. Our operations are subject to all of the risks inherent in the establishment and development of a new commercial enterprise and the likelihood of our success must be considered in light of various factors, including competition from more established and better financed pharmaceutical companies, governmental regulation of pharmaceutical products, the extent of protection afforded to intellectual property rights, working capital deficits, anticipated negative cash flow in the period following completion of this offering and the need for further development of our products. We expect to continue to incur losses until we are able to generate sufficient revenues to support our operations and offset operating costs. There can be no assurance of sufficient revenues or of our eventual profitability.

WE HAVE SIGNIFICANT CAPITAL REQUIREMENTS, MAY NEED ADDITIONAL FINANCING AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING IF NEEDED WOULD MATERIALLY AFFECT OUR OPERATIONS.

     We anticipate, based on our currently proposed plans and assumptions relating to our operations, that we currently have sufficient capital to satisfy our contemplated cash requirements for at least the next 12 months. After that, we may require additional financing. In particular, we expect to make substantial expenditures as we further develop and seek to commercialize our products. We also expect that our rate of spending will accelerate as the result of increased costs and expenses associated with seeking regulatory approval and commercialization of products now in development. We have no current arrangements with respect to such additional financing other than the potential exercise of options and warrants that are currently outstanding. We cannot be sure that any of the options or warrants will be exercised or that other additional financing will be available to us on favorable terms, or at all. Our inability to obtain additional financing when needed, would materially affect our ability to continue our business. If any future financing involves the sale of our securities, our then-existing stockholders' equity could be substantially diluted. On the other hand, if we incurred debt, we would be subject to risks associated with indebtedness, including the risk that interest rates might fluctuate and cash flow would be insufficient to pay principal and interest on such indebtedness. If our plans change, or our assumptions change or prove to be inaccurate, or our cash flow proves to be insufficient to fund our operations due to unanticipated expenses or problems, we would be required to seek additional financing sooner than anticipated.

THE PHARMACEUTICAL INDUSTRY IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION WHICH PRESENTS NUMEROUS RISKS TO US.

     Government regulation of the pharmaceutical industry presents many risks to our business operations:

  o Continued growth in our revenues and our becoming profitable will depend on our ability to develop and market new pharmaceutical products. Before a drug manufacturer may market a new product, it must obtain approval from government regulatory agencies, including the United States Food and Drug Administration and comparable agencies in other countries (collectively the "FDA").

  o The process of applying for FDA approval is expensive and time consuming. The process of completing clinical trials and preparing a new drug application may take several years and requires substantial resources. We have never submitted a new drug application ("NDA") or an abbreviated new drug application ("ANDA"), and we cannot assure that our research and development will ever result in FDA approval.

  o We cannot predict whether the FDA will make its ANDA or NDA requirements more stringent or otherwise change them. Any changes in FDA regulations or policies could make application approvals more difficult to obtain.

  o In certain cases, our license agreements for new formulations of pharmaceutical products may provide that the licensees are responsible for obtaining FDA approval of new formulations. In such cases, the timing of the submission of applications for FDA approval and of any supplementary data requested by the FDA is out of our control.

  o There are patent certification requirements for bioequivalent drugs and some new drugs. In addition, there can be marketing exclusivity periods or extensions of patent terms. Any of these factors could result in delays in obtaining FDA approval.

  o If we are delayed in receiving, or are unable to obtain, FDA approvals, we will be unable to effectively market our products.

     Further, if we do obtain FDA approval of any of our products, the terms of any such approval could seriously limit the uses for which the products may be marketed, and could impose limitations such as warnings or precautions that could affect the profitability of the products. In addition, once approved, drugs are subject to continued oversight by the FDA. Discovery of problems with the products, or with the conditions under which they are manufactured, could result in the FDA ordering production and sale of the products to be restricted or ceased.

THE PHARMACEUTICAL INDUSTRY IS HIGHLY COMPETITIVE AND SUBJECT TO RAPID AND SIGNIFICANT TECHNOLOGICAL CHANGE, WHICH COULD AFFECT OUR ABILITY TO IMPLEMENT OUR BUSINESS MODEL.

     The pharmaceutical industry is highly competitive, and we may be unable to compete effectively. In addition, it is undergoing rapid and significant technological change, and we expect competition to intensify as technical advances in each field are made and become more widely known. Also, an increasing number of pharmaceutical companies have been becoming interested in the development and commercialization of products incorporating advanced or novel drug delivery systems. We expect that competition in the field of drug delivery will increase in the future as other specialized research and development companies begin to concentrate on this aspect of the business. Some of the major pharmaceutical companies have invested and are continuing to invest significant resources in the development of their own drug delivery systems and technologies and some have invested funds in such specialized drug delivery companies. Many of our competitors have longer operating histories and greater financial, research and development, marketing and other resources than we do. Such companies may develop new formulations and products, or may improve existing ones, more efficiently than we can. While our product development capabilities and patent protection may help us to maintain our market position in the field of advanced drug delivery, we cannot be sure that others will not be able to develop such capabilities or alternative technologies outside the scope of our patents, or that our patents will not be successfully challenged in the future. Our success, if any, will depend in part on our ability to keep pace with the changing technology in the fields in which we operate.

SUCCESSFUL PRODUCT DEVELOPMENT IS NOT ASSURED.

     We have not yet developed a product to the stage of generating commercial sales. Our research activities are characterized by the inherent risk that the research will not yield results that will receive FDA approval or otherwise be suitable for commercial exploitation.

SUCCESSFUL LICENSING AND MARKETING ARE NOT ASSURED.

     We plan to market our products, once developed, either directly or through agreements with third parties and licensing agreements with other pharmaceutical companies. We cannot be sure that such arrangements can be successfully negotiated on commercially reasonable terms. Even if we do enter into acceptable marketing arrangements, there can be no assurance that our products will be competitive and profitable in the marketplace. In many cases, our development partners or clients will make many of the material marketing decisions regarding our products. As a result, a significant number of the variables that affect our royalties and fees are not exclusively within our control. Implementation of our growth will depend upon, among other things, our ability to hire and retain skilled marketing personnel, which will in turn require additional funding.

WE MAY NOT BE SUCCESSFUL IN PROTECTING OUR OWN INTELLECTUAL PROPERTY RIGHTS OR IN AVOIDING CLAIMS THAT WE INFRINGED ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

     Our success, competitive position and amount of royalty income will depend in part on our ability to obtain patent protection in various jurisdictions related to our technologies, processes and products. We may file patent applications seeking such protection, but we cannot be certain that these applications will result in the issuance of patents. If patents are issued, we cannot be sure that a third party will not sue us to challenge such patent protection, and if we are sued, we cannot be sure that we will prevail. Also, we cannot be certain that our patents will prevent third parties from developing similar or competing products. In addition, there can be no assurance that our activities will not infringe on patents owned by others. The cost involved in bringing suits against others for infringement of our patents, or in defending any suits brought against us, can be substantial. We cannot predict whether we would possess sufficient funds to prosecute or defend such suits. If our products were found to infringe upon patents issued to others, we would be prohibited from manufacturing or selling such products and we could be required to pay substantial damages. In addition, we may be required to obtain licenses to patents, or other proprietary rights of third parties, in connection with the development and use of our products and technologies as they relate to other persons' technologies. We cannot be sure that any licenses required under any such patents or proprietary rights would be available on acceptable terms, if at all.

     We also rely upon trade secrets and proprietary know-how. We seek to protect this know-how in part by confidentiality agreements. We consistently require our employees and potential business partners to execute confidentiality agreements prior to doing business with us. However, there can be no assurance that such employees or others, will maintain the confidentiality of such trade secrets or proprietary information or that our trade secrets or proprietary know-how will not otherwise become known or be independently developed in such manner that we will have no practical recourse.

WE ARE DEPENDENT ON THE EXPERTISE OF OUR FOUNDER AND OTHER KEY PERSONNEL.

     We are heavily dependent upon the scientific expertise of Dr. Atul M. Mehta, our President and CEO. Although we now employ and will continue to employ other qualified scientists, currently only Dr. Mehta has the advanced knowledge, know-how and track record of having successfully developed controlled-release products for other companies. The loss of his services would have a material adverse effect on our business. In addition, our success will depend in large part on our ability to attract and retain highly qualified scientific, technical and business personnel experienced in the development, manufacture and marketing of pharmaceuticals. Our business and financial results would be materially harmed by the loss of the services of Dr. Mehta, or the inability to attract or retain qualified personnel.

OUR FAILURE TO COMPLY WITH GOOD MANUFACTURING PRACTICES COULD LIMIT OUR ABILITY TO CONDUCT OUR OPERATIONS.

     The manufacture of our pharmaceutical products will be subject to current Good Manufacturing Practices ("cGMP") prescribed by the FDA, inspections by the FDA, before commercial manufacture of any such products, and periodic compliance inspections thereafter. We can not assure you that we will be able to comply with cGMP or pass the inspections. Failure or delay to comply with cGMP or satisfy inspections would have a material adverse effect on us.

OUR INABILITY TO ARRANGE FOR RAW MATERIALS WITH SUPPLIERS ON FAVORABLE TERMS COULD HAVE AN ADVERSE AFFECT ON US.

     We believe that the active ingredients and inactive ingredients used in the manufacture of our proposed pharmaceutical products are presently available from numerous suppliers. Although we do not believe we will encounter difficulties in obtaining the ingredients, there can be no assurance that we will be able to enter into satisfactory agreements or arrangements for the purchase of commercial quantities of such materials. The inability to enter into agreements or otherwise arrange for adequate or timely supplies of principal raw materials and the possible inability to secure alternative sources of raw material supplies could have a material adverse effect on our ability to arrange for the manufacture of formulated products. In addition, development and regulatory approval of our products are dependent upon our ability to procure active ingredients and certain packaging materials from FDA-approved sources. Since the FDA approval process requires manufacturers to specify their proposed suppliers of active ingredients and certain packaging materials in their applications, FDA approval of a supplemental application to use a new supplier would be required if active ingredients or such packaging materials were no longer available from the originally specified supplier, which could result in manufacturing delays.

SALES OF OUR PROPOSED PRODUCTS ARE DEPENDENT ON THIRD-PARTY REIMBURSEMENT.

     If our proposed products are ever approved for sale, their sale would depend, in part, on the extent to which the costs of our proposed products will be paid by health-care management organizations and third-party payors, such as insurance companies. These organizations are increasingly challenging the prices charged for drugs. If they do not consider our products to be cost-effective they may not reimburse providers of our products at all or at a rate sufficient to allow us to sell our proposed products on a profitable basis.

WE ARE AT RISK FOR PRODUCT LIABILITY CLAIMS.

     The design, development and manufacture of our products involve an inherent risk of product liability claims. We have procured product liability insurance having a maximum limit of $1,000,000; however, a successful claim against us in excess of the policy limits could have a material adverse effect upon our results of operations and financial position. To the best of our knowledge, no claim has been made against us as of December 6, 2002.

RISKS RELATED TO THE CLASS C WARRANTS AND OUR COMMON STOCK

THE CLASS C WARRANTS ARE NOT AND WILL NOT BE TRADABLE.

     The Class C Warrants will not be transferable other than pursuant to applicable laws of descent or distribution or pursuant to a qualified domestic relations order. These transfer restrictions will remain in effect even if sales of the Class C Warrants are permitted under applicable securities laws. Investors must be aware of the nature of their investment and be able to bear the economic risks of such an investment indefinitely. The only means in which an investor may realize a return on his investment is by exercise of the Class C Warrants for shares of our common stock. The exercise price per share of common stock is $5.00. The common stock is currently trading under $5.00 per share, and there is no assurance that it will ever trade at or above $5.00 per share. The price of the common stock is affected by many factors. See "Our common stock is subject to price volatility" and "Additional authorized shares of common stock available for issuance and shares eligible for future sale may adversely affect the market" below.

OUR STOCK PRICE HAS BEEN VOLATILE AND OUR STOCK PRICE MAY FLUCTUATE IN THE
FUTURE.

     There has been significant volatility in the market prices for publicly traded shares of pharmaceutical companies, including ours. In 2002, the price of our common stock fluctuated from a per share high of $8.10 to a low of $1.90 per share. In addition, for the fiscal year ended March 31, 2002, the price of our common stock fluctuated from a per share high of $11.50 to a low of $5.10. The per share price of our common stock may not remain at or exceed current levels. The market price for our common stock, and for the stock of pharmaceutical companies generally, has been highly volatile. The market price of our common stock may be affected by:

  o  Results of our clinical trials;

  o  Approval or disapproval of ANDAs or NDAs;

  o Announcements of innovations, new products or new patents by us or by our competitors;

  o  Governmental regulation;

  o  Patent or proprietary rights developments;

  o  Proxy contests or litigation;

  o News regarding the efficacy of, safety of or demand for drugs or drug technologies;

  o Economic and market conditions, generally and related to the pharmaceutical industry;

  o  Healthcare legislation;

  o  Changes in third-party reimbursement policies for drugs; and

  o  Fluctuations in our operating results.

IF WE FAIL TO MAINTAIN OUR AMEX LISTING, THE LIQUIDITY OF YOUR INVESTMENT WOULD BE ADVERSELY AFFECTED.

     Our common stock is listed on the American Stock Exchange. We cannot be sure that we will be able to meet the Amex maintenance listing requirements. Failure to meet the requirements could result in the delisting of our common stock from the Amex, which would adversely affect the liquidity of our shares.

ADDITIONAL AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE AND SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

We are authorized to issue 20,000,000 shares of common stock. As of November 29, 2002 there were 10,554,423 shares of our common stock issued and outstanding. However, the total number of shares of common stock issued and outstanding does not include the exercise of options or warrants. We have reserved up to 4,724,728 shares of common stock for issuance upon exercise of various stock options and warrants. Of the reserved shares, a total of 1,250,000 shares have been reserved under our 1997 Employee Stock Option Plan, out of which options to purchase an aggregate of 419,000 shares have been issued. In addition, a substantial number of shares of common stock are eligible for sale. We are unable to estimate the amount, timing or nature of future sales of outstanding common stock. Sales of substantial amounts of the common stock in the public market by these holders or perceptions that such sales may take place may lower the common stock's market price.

IF AND WHEN YOU EXERCISE THE CLASS C WARRANTS, YOU MAY EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION OF YOUR INVESTMENT.

     The exercise price of the Class C Warrants is currently considerable higher than the current market price of our common stock. (See "The warrants are not and will not be tradable" above). As a result, if you were to exercise the Class C Warrants immediately, you would incur immediate and substantial dilution in the net tangible book value of the shares of common stock from exercise price.

THE OFFERING PRICE FOR THE CLASS C WARRANTS IS ARBITRARY.

     We are offering the Class C Warrants at a price that we reached by negotiation in settlement of a proxy contest instituted by the "Freedman Group" (See "Background of and Reason for the Exchange Offer" below). The price may bear no relation to the value of the Class C Warrants or to our book value, assets, or any other objective criteria of value. In addition, the exercise price of the Class C Warrants bears no relation to our book value, assets, or any other objective criteria of value.

PENNY STOCK REGULATIONS MAY IMPOSE RESTRICTIONS ON THE MARKETABILITY OF OUR COMMON STOCK.

     The SEC has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Exceptions include equity securities issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require that prior to any transaction involving a penny stock, a risk of disclosure schedule must be delivered to the buyer explaining the penny stock market and its risks. Our common stock is currently trading at under $5.00 per share. Although we currently fall under one of the exceptions, there can be no assurance that we will continue do so, and if we fail to meet one of the exceptions, our common stock will be considered a penny stock. As such the market liquidity for the common stock will be limited to the ability of broker-dealers to sell it in compliance with the above-mentioned disclosure requirements. If we fail to continue to meet the maintenance listing requirements for Amex, any trading of our common stock would be subject to Rule 15g-9 promulgated under the Exchange Act for non-Nasdaq and non-exchange listed securities. Under such rule, brokers-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. You should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

  o  Control of the market for the security by one or a few broker-dealers;

  o  "Boiler room" practices involving high-pressure sales tactics;

  o  Manipulation of prices through prearranged matching of purchases and sales;

  o  The release of misleading information;

  o Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

  o Dumping of securities by broker-dealers after prices have been manipulated to a desired level, which hurts the price of the stock and causes investors to suffer loss.

We are aware of the abuses that have occurred in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, we will strive within the confines of practical limitations to prevent such abuses with respect to our common stock.

WE HAVE NEVER PAID DIVIDENDS, AND DO NOT EXPECT TO IN THE FORESEEABLE FUTURE.

     We have never paid any cash dividends and do not expect to pay cash dividends in the foreseeable future.

CERTAIN PROVISIONS OF DELAWARE LAW MAY DETER A THIRD PARTY FROM ACQUIRING US.

     Certain provisions of Delaware law could delay or prevent a change in control of our company, even if such change could be beneficial to the interests of the stockholders. These provisions include Section 203 of the Delaware General Corporation law. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

OUR CERTIFICATE OF INCORPORATION AND BYLAWS LIMIT THE PERSONAL LIABILITY OF OUR DIRECTORS.

     Our Certificate of Incorporation and Bylaws contain provisions reducing the potential personal liability of our directors for certain monetary damages, and providing for indemnity of directors. We are unaware of any present, pending or threatened litigation that would result in any liability for which a director would seek such indemnification or protection. The provisions affecting personal liability provide that we will indemnify our directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law against (a) expenses (including attorney's fees) reasonably incurred in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding (and appeal) against any director, whether or not brought by or on behalf of our company, seeking to hold the director liable by reason of the fact that he was acting in such capacity; and
(b) any reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement in such action, suit or proceeding. In that respect, the provisions diminish the potential right of action which might otherwise be available to stockholders by affording indemnification against most damages and settlement amounts paid by a director.

OWNERSHIP OF OUR COMMON STOCK IS CONCENTRATED IN OUR DIRECTORS.

     As of November 29, 2002, there were currently 10,544,423 shares of our common stock issued and outstanding, as well as options and warrants to purchase an additional 4,724,728 shares. Of the shares issued and outstanding, our officers and/or directors hold 3,273,275 shares (31%), and options or warrants to purchase an additional 1,935,000 shares. If every holder of an option or warrant exercised his or her rights under such option or warrant, there would be 15,269,151 shares issued and outstanding, of which our officers and directors would own 5,233,271 (34%). However, if only the officers and directors exercised such rights, there would be 12,504,419 shares issued and outstanding, of which the officers' and directors' 5,233,271 shares would equal 42%.

                               THE EXCHANGE OFFER

BACKGROUND OF AND REASONS FOR THE EXCHANGE OFFER

     In July 2002, our Board of Directors was requested by Harris Freedman, Sharon Will and certain of their affiliates, who were holders of certain of the Class A Warrants (the "Freedman Group"), to extend the term of the Class A Warrants beyond the November 30, 2002 termination date. The Board of Directors considered the request and concluded that the extension of the Class A Warrants was not in the best interests of Elite and its securityholders because:

  o Elite would be required to incur a compensation expense in excess of $1 million;

  o the holders of the warrants had no expectation when they acquired the Class A Warrants that they would be extended;

  o the Class A Warrants were registered, and had been in the money for many months;

  o the extension would benefit the holders of the Class A Warrants by increasing the value of the Class A Warrants without any guarantee that the Class A Warrants would ever be exercised;

  o the extension of the Class A Warrants would not guarantee that the issue of the expiration date would not arise again when a new expiration date approached;

  o the Board believed that Elite had no obligation to extend the term of the Class A Warrants and that the extension might be inconsistent with the fiduciary duties of the Board of Directors; and

  o the possible capital inflow that might arise from the exercise of the Class A Warrant was not guaranteed and would almost certainly be at the end of the extended term, if at all.

     Following the decision by the Board of Directors not to extend the term of the Class A Warrants, the Freedman Group commenced a consent solicitation (the "Consent Solicitation") in an attempt to change a majority of the board of directors. One of the Freedman Group's specific reasons for commencing the Consent Solicitation was to extend the term of the Class A Warrants. We opposed the Consent Solicitation as not being in Elite's best interests. The Consent Solicitation ended on October 4, 2002 with the Freedman Group failing to obtain the approval of Elite stockholders who held a majority of Elite's common stock.

     Following the Consent Solicitation, the Freedman Group filed a preliminary proxy statement with the SEC and expressed an intention to solicit proxies in favor of its nominees for director and to contest the election of directors at our annual meeting of stockholders. The Freedman Group again cited the extension of the term of the Class A Warrants as a reason for the solicitation. As a result of a number of considerations, including the (i) cost of the proxy solicitation, (ii) desire of other stockholders to terminate the proxy contest,
(iii) the ability to structure the extension of the Class A Warrants, and (iv) the reduction of the expense that would be involved in an extension, we ultimately concluded that an exchange of the Class A Warrants for new Class C Warrants was in the best interests of Elite and its securityholders.

TERMS OF THE EXCHANGE OFFER

     As of the date of this prospectus, the Class A Warrants covered an aggregate of 1,723,237 shares of common stock. This prospectus, together with the Letter of Transmittal, is being sent to all registered holders of the Class A Warrants (collectively the "Holders" and each, individually, a "Holder"). We fixed the close of business on November 29, 2002 as the record date for the Exchange Offer for purposes of determining the persons to whom this prospectus and the Letter of Transmittal will be mailed initially. Only a Holder of Class A Warrants may exchange such Class A Warrants in the Exchange Offer. The term "Holder" with respect to the Exchange Offer means any person in whose name Class A Warrants are registered on Elite's books.

     Upon satisfaction or waiver of all the conditions set forth in this prospectus and in the Letter of Transmittal, Elite will accept any and all Class A Warrants validly tendered to the Exchange Agent and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Elite will issue Class C Warrants on or promptly after the Expiration Date equal to the number of shares of common stock covered by the Class A Warrants surrendered pursuant to the Exchange Offer.

     In all cases, issuance of Class C Warrants for Class A Warrants that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed Letter of Transmittal, the Exchange Offer Fee and all other required documents; provided, however, that we reserve the absolute right to waive any defects or irregularities in the exchange or conditions of the Exchange Offer. If any tendered Class A Warrants are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, or if Class A Warrants are submitted for a greater number than the Holder desires to exchange, then such unaccepted or non-exchanged Class A Warrants evidencing the unaccepted portion, as appropriate, will be returned without expense to the exchanging registered Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. For purposes of the Exchange Offer, Elite shall be deemed to have accepted properly tendered Class A Warrants for exchange if, as and when Elite shall have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the exchanging Holders for the purposes of receiving the Class C Warrants from Elite.

     Holders who exchange Class A Warrants in the Exchange Offer will be required to pay to Elite the Exchange Offer Fee simultaneously with the exchange of Class A Warrants by certified check or official bank check. Holders will not, however, be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange pursuant to the Exchange Offer. Elite will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "Fees and Expenses".

     We intend to conduct the Exchange Offer in accordance with the applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act and the rules and regulations of the SEC thereunder. Class A Warrants that are not exchanged in the Exchange Offer will be worthless.

     Holders of Class A Warrants do not have any appraisal or dissenters' rights under Delaware law or the Class A Warrant Agreement in connection with the Exchange Offer.

EXPIRATION DATE

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on [_____________], unless Elite, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer, Elite will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered Holders an announcement thereof prior to 9:00 a.m., New York City time, on the next business day after the then Expiration Date.

RIGHT TO TERMINATE OR AMEND

     Notwithstanding any other term of the Exchange Offer, Elite expressly reserves the right at any time prior to the Expiration Date, in its sole discretion, (i) to delay accepting any Class A Warrants and to extend the Exchange Offer, or (ii) to amend the terms of the Exchange Offer in any manner not contrary to the provisions of the settlement agreement with the Freedman Group. Any such delay in acceptances, extension or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered Holders.

     If we determine in our sole discretion to extend or amend the Exchange Offer, we may (i) delay accepting any Class A Warrants, (ii) extend the Exchange Offer and retain all Class A Warrants tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders who tendered such Class A Warrants to withdraw their tendered Class A Warrants, or (iii) waive any unsatisfied conditions of exchange and accept all properly tendered Class A Warrants which have not been withdrawn. If any such amendment or waiver constitutes a material change to the Exchange Offer, we will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the Holders, and we will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment or waiver and the manner of disclosure to the Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

PROCEDURES FOR EXCHANGING

     To exchange Class A Warrants in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile along with the certificates for such Class A Warrants and the Exchange Offer Fee, by certified check or official bank check, to the Exchange Agent prior to the Expiration Date. To be tendered effectively, the Letter of Transmittal and other required documents and the Exchange Offer Fee must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to the Expiration Date.

     An exchange by a Holder, which is not withdrawn prior to the Expiration Date, will constitute an agreement between such Holder and Elite in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF CLASS A WARRANTS, THE LETTER OF TRANSMITTAL, THE EXCHANGE OFFER FEE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR CLASS A WARRANTS OR ANY PORTION OF THE EXCHANGE OFFER FEE SHOULD BE SENT TO ELITE. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose interests in the Class A Warrants are registered in the name of a broker, dealer, commercial bank, trust company, nominee or other securities intermediary and who wishes to exchange such Class A Warrants in the Exchange Offer should contact such securities intermediary promptly and instruct such securities intermediary to exchange on such beneficial owner's behalf.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Class A Warrants tendered pursuant thereto are tendered (i) by a Holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal or any Class A Warrants are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Elite, evidence satisfactory to Elite of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Class A Warrants and withdrawal of tendered Class A Warrants will be determined by Elite in its sole discretion, which determination will be final and binding. Elite reserves the absolute right to reject any and all Class A Warrants not properly tendered or any Class A Warrants Elite's acceptance of which would, in the opinion of counsel for Elite, be unlawful. Elite also reserves the right to waive any defects, irregularities or conditions of exchange as to particular Class A Warrants. Elite's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Class A Warrants must be cured within such time as Elite shall determine. Although Elite intends to notify registered Holders of defects or irregularities with respect to tenders of Class A Warrants, none of Elite, the Exchange Agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Class A Warrants, nor shall any of them incur any liability for failure to give such notification. Until such defects or irregularities have been cured or waived, tenders of Class A Warrants will not be deemed to have been made. Any Class A Warrants received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the exchanging registered Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date together with the Exchange Offer Fee paid by such Holder.

PAYMENT OF THE EXCHANGE OFFER FEE

     In addition to the delivery obligations of the Letter of Transmittal, the certificates for Class A Warrants and any other document required by the Exchange Agent, a Holder must deliver to the Exchange Agent the Exchange Offer Fee by certified check or official bank check. The Exchange Offer Fee is equal to $.10 multiplied by the number of shares of common stock covered by the Class A Warrants that you are exchanging.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Class A Warrants may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw an exchange of Class A Warrants in the Exchange Offer, a Holder must send to the Exchange Agent a telegram, facsimile transmission or letter at its address set forth herein, prior to 5:00 p.m., New York City time, on the Expiration Date. Any such withdrawal notice must (i) specify the name of such Holder, (ii) identify the number of Class A Warrants delivered for exchange,
(iii) specify the amount of the Exchange Offer Fee paid, (iv) contain a statement that such Holder is withdrawing such Class A Warrants for exchange and
(v) specifying the Class A Warrants to be withdrawn, including the certificate number. Any such notice of withdrawal must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Class A Warrants were tendered, including any required signature guarantees.

     All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by Elite in its sole discretion, which determination shall be final and binding on all parties. Any Class A Warrants so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Class C Warrants will be issued with respect thereto unless the Class A Warrants so withdrawn are validly re-tendered. Any Class A Warrants which have been tendered but which are not accepted for exchange will be returned to the registered Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Class A Warrants may be re-tendered by following one of the procedures described above under "Procedures for Exchanging" at any time prior to the Expiration Date.

     Class A Warrants that are withdrawn and not re-tendered in the Exchange Offer will be worthless.

EXCHANGE AGENT

     [_______________] has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the Exchange Agent, addressed as follows:

[_______________]

         By Telephone:                 By Facsimile:

         [_______________]             [_______________]

Originals of all documents submitted by facsimile should be sent promptly by registered mail, overnight courier or hand. Delivery to an address other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

     We will pay the expenses of soliciting tenders, in whole or in part, from the Exchange Offer Fees paid by exchanging Holders. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone or in person by officers and regular employees of Elite and its affiliates.

     Elite has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers-dealers or others soliciting acceptances of the Exchange Offer. Elite will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by Elite, in whole or in part, from the Exchange Offer Fees paid by exchanging Holders. Such expenses include fees and expenses of the Exchange Agent, accounting and legal fees and printing costs, among others.

     Elite will pay all transfer taxes, if any, applicable to the exchange of the Class A Warrants pursuant to the Exchange Offer. If, however, certificates representing Class A Warrants for warrants not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the Holder of Class A Warrants tendered, or if tendered Class A Warrants are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Class A Warrants pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the exchanging Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such exchanging Holder.

     We will receive $.10 per share of common stock covered by the Class A Warrants that are exchanged in the Exchange Offer. We will use the proceeds from the Exchange Offer for the costs and expenses associated with the Exchange Offer and any proceeds from the Exchange Offer in excess of the costs and expenses associated with the Exchange Offer will be used for general corporate purposes.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Elite's Board of Directors believes that the Exchange Offer is in the best interests of Elite and Holders of Class A Warrants, and recommends that Holders of Class A Warrants participate in the Exchange Offer, but only if such Holder intends to exercise the Class C Warrants to be issued in exchange before November 30, 2005 unless extended as provided in the Warrant Agreement, the expiration date of the Class C Warrants. Class A Warrants that are not exchanged in the Exchange Offer will be worthless.

CONSEQUENCES OF FAILURE TO EXCHANGE

     After the expiration of the Exchange Offer you will no longer have a right to exchange your Class A Warrants for Class C Warrants, and the Class A Warrants that are not exchanged in the Exchange Offer will be worthless.

ACCOUNTING TREATMENT

     The exchange of Class A Warrants for Class C Warrants with a lower exercise price and an extended expiration date will be accounted for based on a comparison of the fair value of the Class C Warrants at the date they are granted and the value at that date of the Class A Warrants. We will incur a charge to earnings as a result of the Exchange Offer. If all of the Class A Warrants are exchanged in the Exchange Offer, the charge to earnings will not exceed $250,000.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion describes the material United States federal income tax consequences to (1) Holders that accept the Exchange Offer and (2) Holders that do not accept the Exchange Offer. This discussion is not a complete analysis or listing of all potential tax effects relevant to a particular Holder's decision of whether to accept the Exchange Offer. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), federal income tax regulations and administrative and judicial interpretations of the Code and those regulations, all as in effect as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be applicable to Holders in light of their particular circumstances or to Holders subject to special treatment under United States federal income tax law, including, without limitation:

     o    partnerships and other pass-through entities,

     o foreign persons who may be subject to tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980,

     o    certain financial institutions,

     o    insurance companies,

     o    tax-exempt entities,

     o    dealers in securities or foreign currencies,

     o traders in securities that elect to apply a mark-to-market method of accounting,

     o    certain United States expatriates,

     o persons that hold their Class A Warrants as part of a straddle, hedge, conversion transaction, or other integrated investment,

     o    persons whose functional currency is not the United States dollar, and

     o    persons that acquired their Class A Warrants as compensation.

Furthermore, this discussion does not address any aspect of state, local, or foreign taxation, or any aspect of United States federal tax laws other than the United States federal income tax. Accordingly, we strongly urge you to consult your own tax advisor as to the specific United States federal, state, local, or foreign income or other tax consequences of your acceptance or nonacceptance of the Exchange Offer.

     This discussion is limited to Holders that hold their Class A Warrants as capital assets. A Holder holds warrants as capital assets unless that Holder holds the warrants as stock in trade or other property of a kind which would properly be included in the Holder's inventory if on hand at the close of the taxable year, or primarily for sale to customers in the ordinary course of the Holder's trade or business.

     HOLDERS THAT ACCEPT THE EXCHANGE OFFER

     The United States federal income tax consequences of (1) the issuance of an option to acquire one class of warrants (here, the Class C Warrants) in exchange for cash and another class of warrants (here, the Class A Warrants) with terms identical, except for the expiration date, exercise price, and transferability (i.e., the Exchange Offer); (2) the lapse of the right to exercise the Class A Warrants prior to the termination of the Exchange Offer; and (3) the exercise of the option to acquire the Class C Warrants (collectively, the "Transactions") are not free from doubt. However, we believe that it is more likely than not that the Transactions in their entirety will be treated as an exchange of Class A Warrants and cash for Class C Warrants (the "Exchange") for federal income tax purposes, and that the Exchange will constitute a tax-free reorganization within the meaning of section 368(a) of the Code. If the Transactions do qualify as a tax-free reorganization, then:

  o You will not recognize any gain or loss upon receipt of Class C Warrants in the Exchange;

  o Your aggregate tax basis in the Class C Warrants you receive in the Exchange will equal the sum of your aggregate tax basis in the Class A Warrants you surrender and the amount of cash you pay; and

  o Your holding period in the Class C Warrants you receive in the Exchange will include the period during which you held the Class A Warrants that you exchanged.

     There is no definitive authority regarding whether the Transactions will be respected as a tax-free reorganization, and we have not requested a private letter ruling from the Internal Revenue Service (the "IRS").

While we believe that the Transactions would not produce a taxable event to Holders, the IRS could disagree. In the event of such disagreement, there is no assurance that the IRS would not prevail in a judicial or administrative proceeding.

     There is no definitive authority addressing how the Transactions would be characterized for United States federal income tax purposes if the Transactions were not to qualify as a tax-free reorganization. In such case, you could be treated either as (a) exchanging Class A Warrants and cash for Class C Warrants in a single transaction or (b) engaging in the following three separate transactions: (i) allowing the lapse of your right to exercise your Class A Warrants; (ii) being granted an option to acquire Class C Warrants for cash; and
(iii) exercising your right to acquire Class C Warrants.

     If the Transactions were treated as a single exchange of Class A Warrants and cash for Class C Warrants in a transaction not qualifying as a tax-free reorganization, you would recognize gain or loss equal to the difference between the amount realized in the exchange and your adjusted tax basis in the Class A Warrants surrendered. The amount realized in the exchange would equal the difference between the fair market value of the Class C Warrants you receive and the amount of cash you pay to acquire the Class C Warrants. Your adjusted tax basis in the Class A Warrants you surrender would be, in general, your cost of acquiring the Class A Warrants. Any such gain or loss would be capital gain or loss. The maximum tax rate applicable to capital gains for assets held for more than one year is 20 percent. The maximum rate is greater for holding periods of one year or less. The deductibility of capital losses is subject to limitations. The aggregate tax basis in the Class C Warrants you receive would equal the sum of the fair market value of the Class A Warrants you surrender and the amount of cash you pay. The holding period of the Class C Warrants you receive would not include the period during which you held the Class A Warrants.

     If the Transactions were treated as (i) the lapse of the right to exercise Class A Warrants, (ii) the grant of an option to acquire Class C Warrants for cash (i.e., the Exchange Offer), and (iii) the exercise of the right to acquire Class C Warrants, then you would recognize a loss upon the lapse of the right to exercise your Class A Warrants equal to your adjusted tax basis in the Class A Warrants. Your adjusted tax basis in the Class A Warrants would be, in general, your cost of acquiring the Class A Warrants. Any loss from the lapse of the right to exercise your Class A Warrants would be capital loss. The deductibility of capital losses is subject to limitations. You would not recognize any gain or loss upon receipt of the option to acquire Class C Warrants or upon receipt of Class C Warrants. The aggregate tax basis in the Class C Warrants you receive would equal the amount of cash you pay. The holding period of the Class C Warrants you receive would not include the period during which you held the Class A Warrants.

     HOLDERS THAT DO NOT ACCEPT THE EXCHANGE OFFER

     There is no definitive authority regarding the United States federal income tax consequences of (1) the issuance of an option to acquire one class of warrants (here, the Class C Warrants) in exchange for cash and another class of warrants (here, the Class A Warrants) with terms identical, except for the expiration date, exercise price, and transferability (i.e., the Exchange Offer);
(2) the lapse of the right to exercise the Class A Warrants prior to the issuance of the option to exchange them for Class C Warrants; and (3) the lapse of the option to acquire the Class C Warrants. It is clear that if you do not accept the Exchange Offer, you will recognize a loss upon the lapse either of your right to exercise Class A Warrants or of your right to acquire Class C Warrants. You would recognize loss only upon one of those two events, but no authority indicates which event will trigger such loss. A loss from the lapse of the right to exercise Class A Warrants would be recognized in 2002. A loss from the lapse of the option to acquire Class C Warrants would be recognized in 2003. The amount of loss recognized will equal your adjusted tax basis in the Class A Warrants. Your adjusted tax basis in the Class A Warrants would be, in general, your cost of acquiring the Class A Warrants. Any loss from the lapse of the right to exercise your Class A Warrants or your option to acquire Class C Warrants would be capital loss. The deductibility of capital losses is subject to limitations. You would not recognize any gain or loss upon receipt of the option to acquire Class C Warrants.

USE OF PROCEEDS

     We will receive $.10 per share of common stock covered by the Class A Warrants that are exchanged in the Exchange Offer. We will use the proceeds from the Exchange Offer for the costs and expenses associated with the Exchange Offer and any proceeds from the Exchange Offer in excess of the costs and expenses associated with the Exchange Offer will be used for general corporate purposes. To the extent that shares of common stock are purchased from Elite pursuant to the exercise of Class C Warrants, we intend to use the net proceeds for general corporate purposes.

DIFFERENCES BETWEEN THE CLASS A WARRANTS AND THE CLASS C WARRANTS

  o The form and terms of the Class C Warrants are substantially the same as the form and terms of the Class A Warrants except that

     (a) the exercise price of the Class C Warrants is $5.00 per share of common stock issuable under the Class C Warrants,

     (b) the expiration date of the Class C Warrants is November 30, 2005, unless extended as provided in the Warrant Agreement, and

     (c) the Class C Warrants are not transferable other than pursuant to applicable laws of descent or distribution or pursuant to a qualified domestic relations order, and will not be listed or quoted for exchange on any exchange or market. These transfer restrictions will remain in effect even if sales of the Class C Warrants are permitted under applicable securities laws.

  o The Class A Warrants were originally issued at an exercise price of $6.00 per share, expiring on November 30, 2002, pursuant to the terms of the Class A Warrant Agreement and were transferable and traded on the over-the-counter market before their expiration.

     Jersey Transfer and Trust Co. will act as initial Warrant Agent under the Warrant Agreement. Jersey Transfer and Trust Co. was the warrant agent under the Class A Warrant Agreement.

     The statements contained herein concerning the Class A Warrants, the Class C Warrants, the Class A Warrant Agreement and the Warrant Agreement do not purport to be complete and are qualified in their entirety by reference to the Class A Warrant Agreement and the Warrant Agreement.

INTERESTS OF OFFICERS AND DIRECTORS

     The members of our Board of Directors beneficially own, in the aggregate, Class A Warrants covering 150,000 shares of our common stock, and have the right to participate in the Exchange Offer on the terms and conditions contained in this prospectus and in the accompanying Letter of Transmittal.

                       DESCRIPTION OF THE CLASS C WARRANTS

GENERAL

     The Class C Warrants will be issued in substantially the form annexed hereto as Exhibit A to Appendix

     B. The Class C Warrants will be issued under and be entitled to all the rights and benefits of, and subject to the limitations under, the Warrant Agreement in substantially the form annexed hereto as Appendix B.

TERMS OF THE CLASS C WARRANTS

     EXERCISE AND EXPIRATION. Subject to adjustment in certain circumstances, each Class C Warrant gives the registered holder of such Warrant (the "Registered Warrant Holder") the right to purchase one share of common stock at an initial price of $5.00 per share (the "Exercise Price") at any time prior to 5:00 p.m. on November 30, 2005 unless (i) the registration statement of which this prospectus is a part is not effective on any day during the thirty (30) day period immediately prior to and including November 30, 2005 (the "Thirty Day Period"), and (ii) our common stock trades at a price greater than $5.00 (subject to appropriate adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization or reclassification occurring after the date of this prospectus in respect of the common stock) on any trading day on which the registration statement of which this prospectus is a part is not effective during the Thirty Day Period, in which case the expiration date of the Class C Warrants shall be extended from November 30, 2005 to the 30th day after the date on which the registration statement of which this prospectus is a part is again effective and available for the exercise of the Class C Warrants.

     TRANSFER OF THE WARRANTS. The Class C Warrants are not transferable other than pursuant to applicable laws of descent or distribution or pursuant to a qualified domestic relations order. These transfer restrictions will remain in effect even if sales of the Class C Warrants are permitted under applicable securities laws.

     REGISTRATION. In connection with the Exchange Offer, we filed the registration statement of which this prospectus is a part (the "Registration Statement") with the SEC to register the Class C Warrants and the shares of common stock covered by the Class C Warrants (the "Warrant Shares") and caused the Registration Statement to become effective. We will maintain the effectiveness of the Registration Statement with respect to the Class C Warrants until the completion of the Exchange Offer.

     With respect to the Warrant Shares, following the completion of the Exchange Offer, we will not maintain the effectiveness of the Registration Statement until the earlier to occur of (i) our becoming eligible to use Form S-3 (or any successor "short-form" registration statement) to register the Warrant Shares under the Securities Act of 1933 (the "S-3 Eligibility Date") or
(ii) such time as the "Average Trading Price" (as defined below) of our common stock is equal to or greater than $4.00 (subject to appropriate adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization or reclassification occurring after the date of this prospectus in respect of the common stock) (the earlier of such dates, the "Registration Event").

     Promptly after the occurrence of the Registration Event (but in no event later than 15 days thereafter), we will prepare and file with the SEC either (i) a post-effective amendment to the Registration Statement, which will be on Form S-3 (or such successor form) if the S-3 Eligibility Date has occurred, or (ii) a new registration statement, which will be on Form S-3 (or such successor form) if the S-3 Eligibility Date has occurred (such post-effective amendment or new registration statement, the "Warrant Shares Registration Statement") registering the Warrant Shares and we will use commercially reasonable efforts to cause the Warrant Shares Registration Statement to become effective. We will also use commercially reasonable efforts to maintain the effectiveness of the Warrant Shares Registration Statement until the Effectiveness Termination Date (as defined below); provided, however, that (i) we will have the right to convert any Warrant Shares Registration Statement that is not on Form S-3 (or such successor form) to a registration statement on Form S-3 (or such successor form) in the event that the Registration Event occurs prior to the S-3 Eligibility Date and (ii) our obligation to maintain the effectiveness of the Warrant Shares Registration Statement will be suspended during any period after the occurrence of a Registration Event and prior to the S-3 Eligibility Date during which the Average Trading Price of the common stock is less than $4.00 (subject to appropriate adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization or reclassification occurring after the date hereof in respect of the common stock).

     "Average Trading Price" means, as of any date of determination, the arithmetic average of the closing prices of our common stock on the American Stock Exchange, or such successor exchange or other exchange or market on which our common stock is then listed or quoted for exchange for the twenty (20) consecutive trading days ending on the trading day immediately prior to the date of determination.

     Except as otherwise described above, we will maintain the effectiveness of the Registration Statement (or a Warrant Shares Registration Statement) until such time as the Class C Warrants are no longer outstanding (the "Effectiveness Termination Date").

     Notwithstanding the above, we may suspend the use of the Registration Statement (or a Warrant Shares Registration Statement) for a period not to exceed 45 days in any 180-day period or an aggregate of 90 days in any 365 day period if our Board of Directors determines in good faith that because of valid business reasons, including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in our best interests to suspend such use, and prior to suspending such use we provide the holders of the Class C Warrants with written notice of such suspension.

     REDEMPTION. The Class C Warrants are not redeemable by Elite.

     METHOD OF EXERCISE. The Class C Warrants are exercisable by surrendering to the Warrant Agent at its principal office a Class C Warrant certificate signed by the Registered Warrant Holder or his duly authorized agent indicating such Registered Warrant Holder's election to exercise all or a portion of the Class C Warrants evidenced by that certificate. Surrendered Class C Warrant certificates have to be accompanied by the amount of the aggregate Exercise Price. Payment of such amount has to be made in lawful money of the United States in cash or by certified or official bank check. Elite has reserved for issuance a number of shares of common stock sufficient to provide for exercise of the rights of purchase represented by the Class C Warrants. When delivered, those shares of common stock will be duly and validly authorized and issued, fully paid and nonassessable, and will be free and clear of all liens, encumbrances, equities and claims, and no preemptive rights or rights of first refusal will exist with respect to the shares.

     ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK. The number and kind of shares purchasable upon the exercise of Class C Warrants and the Exercise Price are subject to adjustment from time to time as follows:

            (a) Changes in Common Stock. In the event Elite shall (i) issue any shares of common stock as a stock dividend to the holders of common stock, (ii) subdivide or combine the outstanding shares of common stock into a greater or lesser number of shares or (iii) issue any shares of its capital stock in a reclassification or reorganization of the common stock (any such issuance, subdivision, combination, reclassification or reorganization being herein called a "Change of Shares"), then in the case of (i) or (ii) above, the number of shares of common stock that may be purchased upon the exercise of each Class C Warrant shall be adjusted to the number obtained by dividing the aggregate exercise price payable under the Class C Warrants before any adjustment by the new exercise price after the adjustment, and in the case of (iii) above, paragraph (b) below shall apply.

            (b) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to the anti-dilution provisions of the Warrant Agreement, the Registered Warrant Holders shall become entitled to receive any of Elite's securities other than shares of common stock, thereafter the number of such other securities so receivable upon exercise of the Class C Warrants and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of common stock contained in the Warrant Agreement.

            (c) Preservation of Purchase Rights upon Merger, Consolidation, etc.
(i) In case of any consolidation or merger of Elite with or into another person or in case of any sale to another person of all or substantially all of Elite's assets, Elite and such successor or purchasing person, as the case may be, shall agree in writing (and such consolidation, merger or sale shall not be consummated without such agreement) that each Registered Warrant Holder shall have the right thereafter upon payment of the exercise price in effect immediately prior to such action to purchase upon exercise of a Class C Warrant the kind and amount of securities, cash and other property that it would have owned or have been entitled to receive after the happening of such consolidation, merger or sale had such Class C Warrant been exercised immediately prior to such action.

            (d) Miscellaneous. Registered Warrant Holders will not be entitled, by virtue of being holders, to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of Elite or any other matter, or to vote at any such meeting, or to exercise any rights whatsoever as stockholders.

     The statements contained herein concerning the Class C Warrants and the Warrant Agreement do not purport to be complete and are qualified in their entirety by reference to the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

WARRANT AGENT

     Jersey Transfer and Trust Co. will serve as the initial Warrant Agent under the Warrant Agreement. The Warrant Agent may resign and be discharged from its duties under the Warrant Agreement by giving Elite and the holders of the Class C Warrants written notice. The Warrant Agent may be removed by like notice to the Warrant Agent from Elite and by like mailing of notice to the holders of the Class C Warrants. If the Warrant Agent resigns or is removed or is otherwise incapable of acting, Elite will appoint a successor to the Warrant Agent. If Elite fails to make such an appointment within 30 days after such removal or after it has been notified in writing of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Class C Warrant, then the registered holder of a Class C Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 20,000,000 shares of common stock. As of November 29, 2002, there were outstanding 10,554,423 shares of common stock. As of November 29, 2002, there were also outstanding options issued pursuant to our employee benefit plans to purchase a total of 419,000 shares, and other options and warrants to purchase a total of 3,474,728 shares of our common stock.

COMMON STOCK

     The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our Board of Directors may from time to time determine.

     Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.

     The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of Elite, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors, are distributable ratably among the holders of the common stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable.

CLASS B WARRANTS

     Class B Warrants to purchase common stock were issued in June 1999. We issued Class B Warrants to purchase an aggregate of 872,501 shares of common stock. We reserved 872,501 shares of common stock for issuance upon exercise of the Class B Warrants. The Class B Warrants are exercisable for shares of common stock at an exercise price of $5.00 per share of common stock, subject to adjustment. The Class B Warrants will expire on June 1, 2004. To date, 210,249 of the Class B Warrants were exercised.

CLASS C WARRANTS

     The material terms and conditions of the Class C Warrants are summarized above. See "The Exchange Offer."

PLACEMENT AGENT WARRANTS

     The Placement Agent Warrants to purchase Class A Warrants and common stock were issued in November 1997. We issued Placement Agent Warrants to purchase an aggregate of 200,000 shares of common stock and Class A Warrants exercisable for 100,000 shares of common stock. We reserved 300,000 shares of common stock for issuance upon exercise of the Placement Agent Warrants and the Class A Warrants underlying the Placement Agent Warrants. The Placement Agent Warrants were each exercisable for one share of common stock and one-half a Class A Warrant at an exercise price of $3.60, subject to adjustment. The Placement Agent Warrants expired on November 1, 2002. Prior to their expiration, Placement Agent Warrants exercisable for 64,786 shares of common stock and Class A Warrants to purchase 32,393 shares of common stock were exercised. Effective November 2, 2002, we agreed to issue to the holders of the expired Placement Agent Warrants Class A Warrants covering a number of shares of common stock equal to the number of Class A Warrants covered by the expired Placement Agent Warrants at no cost to the holders thereof.

        PRICE RANGE OF COMMON STOCK, CLASS A WARRANTS AND DIVIDEND POLICY

     Our common stock is quoted on the American Stock Exchange under the symbol "ELI" and our Class A Warrants were quoted on the over-the-counter market under the symbol "ELIPZ.OB" prior to their expiration. The following table shows, for the periods indicated, the high and low sales prices per share of our common stock as reported by the American Stock Exchange and the high and low sales prices per warrant of our Class A Warrants as reported on the over-the-counter market.

                                  COMMON STOCK

        QUARTER ENDED                                         HIGH     LOW

        CALENDAR YEAR 2002:
        December 31, 2002 (through December 4, 2002). . . . .$3.15   $1.90
        September 30, 2002  . . . . . . . . . . . . . . . . .$5.25   $2.41
        June 30, 2002 . . . . . . . . . . . . . . . . . . . .$7.75   $4.50
        March 31, 2002. . . . . . . . . . . . . . . . . . . .$8.30   $5.65

        CALENDAR YEAR 2001:
        December 31, 2001. . . . . . . . . . . . . . . . . .$7.75    $5.90
        September 30, 2001 . . . . . . . . . . . . . . . . .$11.50   $5.10
        June 30, 2001 . . . . .  . . . . . . . . . . . . . .$11.45   $4.85
        March 31, 2001 . . . . . . . . . . . . . . . . . . .$8.62    $4.65

        CALENDAR YEAR 2000:
        December 31, 2000. . . . . . . . . . . . . . . . . .$13.25   $6.00
        September 30, 2000.. . . . . . . . . . . . . . . . .$12.19   $6.88
        June 30, 2000. . . . . . . . . . . . . . . . . . . .$11.38   $6.12
        March 31, 2000 . . . . . . . . . . . . . . . . . . .$24.50   $11.00

     As of December 4, 2002, the last reported sale price of our common stock, as reported by the American Stock Exchange, was $2.35 per share.

                                  CLASS A WARRANTS

        QUARTER ENDED                                       HIGH     LOW

        CALENDAR YEAR 2002:
        December 31, 2002 (through November 30, 2002). . . .$0.80    $0.15
        September 30, 2002 . . . . . . . . . . . . . . . . .$1.70    $0.25
        June 30, 2002. . . . . . . . . . . . . . . . . . . .$1.75    $0.81
        March 31, 2002 . . . . . . . . . . . . . . . . . . .$1.10    $0.86

        CALENDAR YEAR 2001:
        December 31, 2001. . . . . . . . . . . . . . . . . .$2.50    $1.20
        September 30, 2001 . . . . . . . . . . . . . . . . .$6.21    $1.40
        June 30, 2001 . . . . .  . . . . . . . . . . . . . .$6.00    $2.00
        March 31, 2001 . . . . . . . . . . . . . . . . . . .$4.00    $1.38

        CALENDAR YEAR 2000:
        December 31, 2000. . . . . . . . . . . . . . . . . .$7.00    $1.50
        September 30, 2000.. . . . . . . . . . . . . . . . .$6.50    $2.25
        June 30, 2000. . . . . . . . . . . . . . . . . . . .$10.00   $1.50
        March 31, 2000 (from March 8, 2000). . . . . . . . .$14.88   $5.25

     As of November 30, 2002, the last reported sale price of our Class A Warrants, as reported by the over-the-counter market, was $.15 per warrant.

     We have never paid cash dividends on our capital stock. We currently anticipate that we will retain all available funds for use in the operation and expansion of our business, and do not anticipate paying any cash dividends in the foreseeable future.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Shown in the table below is any person (including any "group") known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities as of November 29, 2002.

                           Name and Address of            Amount of                Percent
Title of Class             Beneficial Owner               Beneficial Ownership     of Class
--------------             ----------------               --------------------     --------

Common            Dr. Atul M. Mehta, Director/Officer     2,962,700(1)             24.6 %
                  165 Ludlow Avenue
                  Northvale, New Jersey 07647

Common            Jerome Belson                             905,100(2)              8.4%
                  495 Broadway
                  New York, New York 10012

Common            John P. de Neufville and Mely Rahn,       766,100(3)              7.2%
                  Trustees
                  Margaret de Neufville Revocable Trusts
                  197 Meister Avenue
                  North Branch, New Jersey 08876

Common            Bakul and Dilip Mehta                     630,000                 6.0%
                  P.O. Box 438
                  Muscat, Sultanate of Oman

Common            Bridge Ventures, Inc                      859,470(4)              7.9%
                  1241 Gulf of Mexico Drive
                  Longboat Key, Florida 24228

                  SMACS Holding Corp.
                  1241 Gulf of Mexico Drive
                  Longboat Key, Florida 24228

                  Bridge Ventures, Inc. Employee
                    Pension Plan
                  1241 Gulf of Mexico Drive
                  Longboat Key, Florida 24228

                  Saggi Capital Corp.
                  9 Prospect Hill Road Ext.
                  Pine Plains, New York 12567

                  Saggi Capital Corp. Money Purchase Plan
                  9 Prospect Hill Road Ext.
                  Pine Plains, New York 12567

                  Saggi Capital Corp. Profit Sharing Plan
                  9 Prospect Hill Road Ext.
                  Pine Plains, New York 12567

                  Harris Freedman
                  1241 Gulf of Mexico Drive
                  Longboat Key, Florida 24228


                  Sharon Will
                  9 Prospect Hill Road Ext.
                  Pine Plains, New York 12567

                  Michael H. Freedman
                  200 East 89th Street, Suite 17A
                  New York, New York 10128

Common            Edson Moore Corp.                         864,221(5)              8.1%
                  101 Brookmeadow Road
                  Wilmington, Delaware 19807

                  John A. Moore
                  101 Brookmeadow Road
                  Wilmington, Delaware 19807

(1) Includes (i) 6,300 shares held by the Amar Mehta Trust; (ii) 6,300 shares held by Mrs. Mehta as custodian for Anand Mehta; (iii) 200,000 shares held by Mehta Partners, LP; and (iv) options to purchase 1,475,000 shares of common stock held by Dr. Mehta (including options for 400,000 shares which do not begin vesting until December 31, 2002 and then vest 100,000 shares on that date and 100,000 shares annually thereafter for three years and options for 50,000 shares which begin vesting on December 31, 2002 and then vest 10,000 shares on that date and 10,000 shares annually thereafter for four years).

(2) Based on information contained in a Schedule 13D, as amended, filed by the foregoing person on November 15, 2002. Includes (i) 53,900 shares held by Maxine Belson, wife of Jerome Belson; (ii) 50,000 shares by the Jerome Belson Foundation; (iii) 7,000 shares held by Brianne Goldstein, daughter of Jerome Belson; (iv) 28,000 shares held by Majorie Belson, daughter-in-law of Jerome Belson; (v) 25,000 shares owned by the grandchildren of Jerome Belson; and (vi) warrants for 256,000 shares.

(3) Represents (i) 331,100 shares held in trust for the benefit of John P. de Neufville; (ii) 410,000 shares held in trust for David T. de Neufville; and
(iii) options personally held by John P. de Neufville to purchase 25,000 shares.

(4) Based on information contained in a Schedule 13D, as amended, filed by the foregoing persons on October 24, 2002 who have formed a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. Consists of (a) 2,000 shares of common stock owned by Harris Freedman, (b) 369,970 shares of common stock owned by Bridge Ventures, Inc. (including 85,250 shares of common stock issuable upon exercise of warrants owned by Bridge Ventures, Inc.), (c) 121,000 shares of common stock owned by SMACS Holding Corp. (including 75,000 shares of common stock issuable upon exercise of warrants owned by SMACS Holding Corp.),
(d) 102,200 shares of common stock owned by Bridge Ventures, Inc. Employee Pension Plan (including 10,000 shares of common stock issuable upon exercise of warrants owned by Bridge Ventures, Inc. Employee Pension Plan), (e) 7,500 shares of common stock owned by Sharon Will, (f) 217,500 shares of common stock owned by Saggi Capital Corp. (including 110,000 shares of common stock issuable upon exercise of warrants owned by Saggi Capital Corp.), (g) 7,450 shares of common stock owned by Saggi Capital Corp. Money Purchase Plan, (h) 8,350 shares of common stock owned by Saggi Capital Corp. Profit Sharing Plan, and (i) 23,500 shares of common stock owned by Michael H. Freedman (including 5,000 shares of common stock issuable upon exercise of warrants owned by Michael H. Freedman).

(5) The 864,221 shares of common stock beneficially owned by John A. Moore include the 864,221 shares of common stock beneficially owned by Edson Moore Corp. These shares of common stock are comprised of

(i) 49,996 shares of common stock issuable upon the exchange of 900 shares of the Series A Preferred Stock, par value $1.00 per share, of Elite Laboratories, Inc., our wholly-owned subsidiary, (ii) 714,225 shares of common stock, and
(iii) the exercise of a warrant to purchase 100,000 shares of common stock (exercisable through October 17, 2005) at an exercise price of $18.00 per share. The Series A Preferred Stock of Elite Laboratories, Inc. became exchangeable by the reporting persons into shares of our common stock on October 17, 2002.

We are informed and believe that as of November 29, 2002, Cede & Co. held 6,523,213 shares of our common stock and Class A Warrants covering 1,211,120 shares of our common stock as nominee for Depository Trust Company, 55 Water Street, New York, New York 10004. It is our understanding that Cede & Co. and Depository Trust Company both disclaim any beneficial ownership therein and that such shares are held for the account of numerous other persons, no one of whom is believed to beneficially own five percent or more of our common stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Shown below, as of November 29, 2002, are the shares of our stock beneficially owned by all directors and by the executive officers, and by the directors and executive officers as a group.

                         Name and Address of             Amount of                Percent
Title of Class           Beneficial Owner                Beneficial Ownership     of Class
--------------           ----------------                --------------------     --------

Common            Dr. Atul M. Mehta, Director/Officer     2,962,700(1)              24.6%
                  165 Ludlow Avenue
                  Northvale, New Jersey 07647

Common            Donald S. Pearson, Director                78,750(2)               0.8%
                  1305 Peabody Avenue
                  Memphis, Tennessee 38104

Common            Harmon Aronson, Director                   60,000(3)               0.6%
                  26 Monterey Drive
                  Wayne, New Jersey 07470

Common            Eric L. Sichel, Director                   30,000(4)               0.3%
                  411 Highview Road
                  Englewood, New Jersey 07631

Common            John P. de Neufville, Director            766,100(5)               7.2%
                  197 Meister Avenue
                  North Branch, New Jersey 08876

Common            John A. Moore, Director                   864,221(6)               8.1%
                  101 Brookmeadow Road
                  Wilmington, Delaware 19807

Common            Richard A. Brown, Director                461,500(7)               4.3%
                  P.O. Box 870
                  Longboat Key, Florida 34228


Common            Mark I. Gittelman,                         10,000(8)               0.1%
                  CFO, Treasurer and Secretary
                  300 Colfax Avenue
                  Clifton, New Jersey 07013

Common            Officers and Directors as a Group       5,233,271                 41.9%

(1) Includes (i) 6,300 shares held by the Amar Mehta Trust; (ii) 6,300 shares held by Mrs. Mehta as custodian for Anand Mehta; (iii) 200,000 shares held by Mehta Partners, LP; and (iv) options to purchase 1,475,000 shares of common stock held by Dr. Mehta (including options for 400,000 shares which do not begin vesting until December 31, 2002 and then vest 100,000 shares on that date and 100,000 shares annually thereafter for three years and options for 50,000 shares which do begin vesting until December 31, 2002 and then vest 10,000 shares on that date and 10,000 shares annually thereafter for four years).

(2) Includes options to purchase 60,000 shares. Options for 40,000 shares are vested. The remaining options vest in increments of 10,000 shares each on September 1, 2002 and January 2, 2003.

(3) Comprised of options to purchase 60,000 shares. Options for 40,000 shares are vested. The remaining options vest in increments of 10,000 shares each on September 1, 2002 and January 2, 2003.

(4) Comprised of options to purchase 30,000 shares. Options for 10,000 shares are vested. Options for the remaining shares vest in increments of 10,000 each on August 2, 2003 and August 2, 2004.

(5) Comprised of (i) 331,100 shares held in trust for the benefit of John P. de Neufville; (ii) 410,000 shares held in trust for David T. de Neufville; and
(iii) options personally held by John P. de Neufville to purchase 25,000 shares.

(6) The 864,221 shares of common stock beneficially owned by John A. Moore include the 864,221 shares of common stock beneficially owned by Edson Moore Corp. These shares of common stock are comprised of (i) 49,996 shares of common stock issuable upon the exchange of 900 shares of the Series A Preferred Stock, par value $1.00 per share, of Elite Laboratories, Inc., our wholly-owned subsidiary, (ii) 714,225 shares of common stock, and (iii) the exercise of a warrant to purchase 100,000 shares of common stock (exercisable through October 17, 2005) at an exercise price of $18.00 per share. The Series A Preferred Stock of Elite Laboratories, Inc. became exchangeable by the reporting persons into shares of our common stock on October 17, 2002.

(7) Comprised of (i) 125,000 Class A Warrants held by Richard A. Brown, (ii) 261,500 shares of common stock held by Richard A. Brown, (iii) 50,000 shares of common stock held by the Alexander Brown Trust and (iv) 25,000 Class A Warrants held by the Alexander Brown Trust.

(8)  Comprised of options to purchase 10,000 shares.

Information on the stock ownership of these persons was provided to us by the persons.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The table below sets forth the names and ages (as of November 29, 2002) of each of Elite's directors and executive officers, and the other positions and offices presently held by each of the persons within Elite, the period during which each such person has served on our Board of Directors, and the principal occupations and employment of each such person during the past five years. In each instance in which dates are not provided in connection with a person's business experience, such person has held the position indicated for at least the past five years.

                                                                 YEAR OF
      NAME                      OFFICES HELD                FIRST ELECTION  AGE
      ----                      ------------                --------------  ---
Atul M. Mehta, Ph.D.    Director, President and Chief            1997        53
                        Executive Officer

Donald S. Pearson       Director                                 1999        66
Harmon Aronson          Director                                 1999        59
Eric L. Sichel          Director                                 2001        43
John P. de Neufville    Director                                 2002        62
John A. Moore           Director                                 2002        37
Richard A. Brown        Director                                 2002        54
Mark I. Gittelman       Chief Financial Officer, Secretary       1998        42
                        and Treasurer

There are no arrangements between any director or executive officer and any other person, pursuant to which the director or officer is to be selected as such, except that as part of the settlement with the Freedman Group, we agreed not to withdraw the nomination of any of Messrs. de Neufville, Moore or Brown for election as directors at the Annual Meeting of Stockholders held on December 12, 2002. There is no family relationship between the directors, executive officers, or persons nominated or chosen by Elite to become directors or executive officers.

Atul M. Mehta, Ph.D., the founder of Elite Laboratories, Inc. ("Elite Labs"), has been a director of Elite Labs since its inception in 1990 and a director of Elite since 1997. He has been employed as the President of Elite Labs since 1990 and President of Elite since 1997. Prior to that, he was Vice President at Nortec Development Associates, a company specializing in the development of food, pharmaceutical and chemical specialty products, from 1984 to 1989. From 1981 to 1984, he was associated with Ayerst Laboratories, a division of Wyeth, f/k/a American Home Products Corporation, in the solids formulation section as Group Leader. His responsibilities included development of formulations of ethical drugs for conventional and controlled-release dosage forms for both USA and international markets. He received his B.S. degree in Pharmacy with honors from Shivaii University, Kolhapur, India, and a BS, MS, and a Doctorate of Philosophy in Pharmaceutics from the University of Maryland in 1981. Dr. Mehta is also a director of Elite Research, Ltd., formerly a joint venture with Elan Pharmaceuticals and now a wholly owned subsidiary of Elite. Other than Elite Labs and Elite Research, Ltd., no company with which Dr. Mehta was affiliated in the past was a parent, subsidiary or other affiliate of Elite.

Donald S. Pearson, a director since 1999, has been employed since 1997 as the President of Pearson & Associates, Inc., a company that provides consulting services to the pharmaceutical industry. Prior to starting Pearson & Associates, Mr. Pearson served for five years as the Director of Licensing at Elan Pharmaceuticals, and prior to that he was employed by Warner-Lambert for thirty years in various marketing, business development and licensing capacities. Mr. Pearson holds a B.S. in Chemistry from the University of Arkansas and studied steroid chemistry at St. John's University. No company with which Dr. Pearson was affiliated in the past was a parent, subsidiary or other affiliate of Elite.

Harmon Aronson, Ph.D., a director since 1999, has been employed since 1997 as the President of Aronson Kaufman Associates, Inc., a New Jersey-based consulting firm that provides manufacturing, FDA regulatory and compliance services to the pharmaceutical and biotechnology companies. Its clients include United States and international firms manufacturing bulk drugs and finished pharmaceutical dosage products who are seeking FDA approval for their products for the US Market. Prior to 1997, Dr. Aronson was employed by Biocraft Laboratories, a leading generic drug manufacturer, most recently in the position of Vice President of Quality Management; prior to that he held the position of Vice President of Non-Antibiotic Operations, where he was responsible for the manufacturing of all the firm's non-antibiotic products. Dr. Aronson holds a Ph.D. in Physics from the University of Chicago. Dr. Aronson is also a director of Elite Research, Ltd. Other than Elite Research Ltd., no company with which Dr. Aronson was affiliated in the past was a parent, subsidiary or other affiliate of Elite.

Eric L. Sichel, M.D., a director since August 2, 2001, is President of Sichel Medical Ventures, Inc., a company that provides biotechnology company assessments and investment banking services. Dr. Sichel has been the owner and President of Sichel Medical Ventures, Inc. since 1997. From 1995 through 1996, Dr. Sichel was a senior analyst in the biotechnology field for Alex, Brown & Sons, Inc. Prior to that, Dr. Sichel was affiliated with Sandoz Pharmaceuticals Corp. in various capacities, including associate director of transplantation/immunology. Dr. Sichel holds an M.B.A. from Columbia University and an M.D. from UMDNJ--New Jersey Medical School, and is licensed to practice medicine by the State of New York.

John P. de Neufville has been the Chief Executive Officer and President of Voltaic, Inc., a supplier of electronic chemicals, since 1986. Mr. de Neufville has been a member of Elite's board of advisors since 1997. He holds a Ph.D. in applied physics and an M.S. in geology from Harvard University and a B.S. in geology from Yale University.

John A. Moore has been Chief Executive Officer and President of Edson Moore Healthcare Ventures, an investment entity, since July 2002. Since 1994, Mr. Moore has been Chief Executive Officer and President of Optimer, Inc., a research based polymer development company. Mr. Moore holds a B.A. in history from Rutgers University.

Richard A. Brown, has been Chairman of the Board of Directors of Niadyne, Inc., a pharmaceutical development company, since 1997. From 1986 to the present, Mr. Brown also has been President of Eagle Ventures, a healthcare venture capital and investment banking company. Mr. Brown also worked in the securities field for Tucker Anthony from 1972 to 1984 and Healthcare Ventures from 1984 to 1986. Mr. Brown holds an A.B. from Hamilton College.

Mark I. Gittelman, CPA, our Chief Financial Officer, Secretary and Treasurer, is the President of Gittelman & Co., P.C., an accounting firm. Prior to forming Gittelman & Co., P.C. in 1984, he worked as a certified public accountant with the international accounting firm of KPMG Peat Marwick, LLP. Mr. Gittelman holds a B.S. in accounting from New York University and a Masters of Science in Taxation from Farleigh Dickinson University. He is a Certified Public Accountant licensed in New Jersey and New York, and is a member of the American Institute of Certified Public Accountants ("AICPA"), the Securities and Exchange Practice Section of the AICPA, and the New Jersey State and New York States Societies of CPAs. Other than Elite Labs, no company with which Mr. Gittelman was affiliated in the past was a parent, subsidiary or other affiliate of Elite.

All executive officers of Elite are serving until the next annual meeting of directors and until their successors have been duly elected and qualified.

                             EXECUTIVE COMPENSATION

     The following table provides information on the compensation of Dr. Atul M. Mehta, our chief executive officer for the last three fiscal years. No other executive officer of Elite received salary and bonus exceeding $100,000 during those periods.

SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------- --------------------------------------------------------------
                        Annual Compensation                                                Long Term compensation
------------------------------------------------------------------- ----------------------------------------------------------------
     (a)            (b)            (c)          (d)            (e)            (f)             (g)            (h)          (i)
   Name and     Fiscal year      Salary        Bonus       Other Annual    Restricted     Securities        LTIP       All Other
  Principal                                                Compensation   Stock Awards    Underlying       Payouts   Compensation
   Position                                                                                 Options
--------------- ------------ -------------- ------------- --------------- ------------- ---------------- ---------- ----------------
   Atul M.        2001-02       $272,855      $30,000        $83,896           --           50,000           --           --
 Mehta, Ph.D.     2000-01       $248,050      $45,000        $ 3,040           --        425,000(1)(2)       --           --
President and     1999-00       $227,030      $25,000        $ 3,040           --           500,000          --           --
    Chief
  executive
   Officer
--------------- ------------ -------------- ------------- --------------- ------------- ---------------- ---------- ----------------

     (1) On December 15, 2000, Dr. Mehta surrendered options for 425,000 shares of our common stock (exercisable at $7.00 per share) and in return received options for 425,000 shares of our common stock exercisable on January 2, 2001 and expiring January 1, 2006. The exercise price is 110% of the opening price of our common stock on January 2, 2001 adjusted upward to the nearest half dollar of $7.00. On January 2, 2001, our stock opened at $6.25 per share, therefore the exercise price for the stock subject to these options is $7.00 per share.

     (2) By action on February 21, 2002, our Board of Directors corrected a clerical error in options for 425,000 shares of our common stock previously granted to Dr. Mehta. This correction did not result in any additional shares being subject to options held by Dr. Mehta, any change in the exercise price or a change in any other material terms.

     Our fiscal year begins April 1 and ends March 31. The information is provided for each fiscal year beginning April 1.

     Other Annual Compensation represents use of a company car and premiums paid by Elite for life insurance on Dr. Mehta's life for the benefit of his wife.

     Reported below in this report is the purchase by Elite of options from Dr. Mehta. The purchase price for those options of $80,896 is included above in "Other Annual Compensation".

OPTION GRANTS IN LAST FISCAL YEAR

     During the fiscal year ended March 31, 2002, our Board of Directors authorized the issuance to Dr. Mehta of options to acquire 50,000 shares of our common stock, vesting over a period of five years at the rate of 10,000 shares per year beginning February 21, 2003, exercisable at a price equal to 110% of the closing price of the stock on February 21, 2002 ($8.25 per share).

     By action on January 25, 2001, our Board of Directors purchased options held by Dr. Mehta for 20,214 shares of our common stock at a price of $4.00 per share. The options carried an exercise price of $2.00 per share. The then current market price for the stock was in excess of $7.50. Dr. Mehta had intended to exercise the option for these shares and then sell the shares. The purchase price for the options arrived at by our Board of Directors took into account the amount which would be necessary to purchase the options and cover taxes payable by Dr. Mehta on the transaction.

OPTION/SAR GRANTS TABLE IN LAST FISCAL YEAR

-------------------------- ----------------------- ------------------------ ------------------------ --------------------
            (a)                       (b)                     (c)                      (d)                   (e)
           Name              Number of Securities     % of Total Options     Exercise or Base Price     Exercise Date
                              Underlying Options   Granted to Employees in           ($/sh)
                                    Granted               Fiscal Year
-------------------------- ----------------------- ------------------------ ------------------------ --------------------
   Atul M. Mehta, Ph.D.             50,000                   2.8%                     $8.25                2/20/07
-------------------------- ----------------------- ------------------------ ------------------------ --------------------

Options for 500,000 shares that were granted to Dr. Mehta during the fiscal year ended March 31, 2000 vest at the rate of 100,000 shares per year on each December 31 beginning December 31, 2001. The options expire on the earlier of
(a) one year after Dr. Mehta ceases to be employed by Elite or to serve as an officer or director of Elite or (b) March 31, 2010. Notwithstanding, the options shall become fully vested and exercisable if Dr. Mehta's employment agreement or his position as an officer and director is terminated by Elite for any reason or if it expires as a result of Elite giving notice of nonrenewal. If our Board of Directors votes to approve the acquisition of more than 50% of our stock by any person or entity, we may require Dr. Mehta to exercise or sell the options. In addition to the above stated options, by action of our Board of Directors on September 22, 2000, Dr. Mehta was granted a preemptive right to acquire shares of Elite in a sufficient number to maintain his percentage ownership of the shares outstanding. Under this preemptive right, upon issuance by Elite of shares of common stock for any reason, or of securities convertible into common stock upon demand, Dr. Mehta shall be permitted to purchase shares of our common stock sufficient to maintain the greater of his percentage ownership of our outstanding common stock determined on an absolute basis and upon a fully diluted basis as existed prior to the stock issuance. The price that Dr. Mehta shall pay for such stock shall be the lower of (x) the then current market price (discounted 15% if the shares are not registered) or (y) the price to be paid by the party in the transaction triggering the preemptive right. The right shall be exercised and the price shall be paid within 120 days of the issuance of the stock triggering the preemptive right.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE TABLE

------------------------ ---------------------- --------------------- ------------------------- ---------------------------
           (a)                    (b)                   (c)                      (d)                        (e)
           Name            Shares Acquired on      Value Realized         No. of Securities        Value of Unexercised
                                Exercise                                Underlying Unexercised    In-the-Money Options At
                                                                          Options at FY-End               FY-End
                                                                      Exercisable/Unexercisable  Exercisable/Unexercisable
------------------------ ---------------------- --------------------- ------------------------- ---------------------------
   Atul M. Mehta, Ph.D.           None                   $0               1,025,000/450,000            $3,600,528/0
------------------------ ---------------------- --------------------- ------------------------- ---------------------------

These options and the shares underlying them are unregistered, and their market value is unknown and incalculable. However, our shares of common stock that are registered under the Securities Act of 1933 were trading for $7.74 per share as of the close of business on March 28, 2002. It is on this hypothetical value that the figures in column (e) are calculated. These figures may have no relation to the actual value of the unexercised options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We are a party to an agreement whereby fees are paid to Gittelman & Co., P.C., a company wholly owned by Mark I. Gittelman, our Chief Financial Officer, Secretary and Treasurer, in consideration for services rendered by Mr. Gittelman in his capacity as Chief Financial Officer and Treasurer. For the fiscal years ended March 31, 2002 and 2001, the fees paid to that company were $91,260 and $82,639, respectively.

                                  LEGAL MATTERS

     The validity of the Class C Warrants and the shares of common stock issuable upon conversion of the Class C Warrants offered hereby will be passed upon for Elite by James, McElroy & Diehl, P.A., 600 South College Street, Suite 3000, Charlotte, North Carolina.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from our Annual report on Form 10-K for the fiscal year ended March 31, 2002 have been audited by Miller, Ellin & Company, LLP, independent auditors, as stated in their report included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2002, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                               INDEX TO APPENDICES


Appendix

                                                                          Page:

A. Letter of Transmittal                                                   A-1
B. Warrant Agreement                                                       B-1
C. Annual Report on Form 10-K for the Fiscal Year Ended March 31, 2002     C-1
D. Quarterly Report on Form 10-Q for the period ended September 30, 2002   D-1

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the "DGCL"), Elite's Certificate of Incorporation, as amended, contains a provision providing that the personal liability of a director is eliminated to the fullest extent provided by the DGCL. The effect of this provision is that no director of Elite is personally liable to Elite or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to Elite or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends as provided in Section 174 of the DGCL and (iv) any transaction from which the director derived an improper personal benefit. This provision is intended to eliminate the risk that a director might incur personal liability to Elite or its stockholders for breach of the duty of care. The Certificate of Incorporation, as amended, also provides that if Delaware law is amended to eliminate or limit further the liability of directors, then the liability of a director of Elite shall be eliminated or limited, without further stockholder action.

     Section 145 of the DGCL contains provisions permitting and, in some situations, requiring Delaware corporations, such as Elite, to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. The by-laws of Elite contain such a provision requiring that we indemnify our directors and officers to the fullest extent permitted by law, as the law may be amended from time to time.

ITEM 21  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

4.1 Certificate of Incorporation of Elite, together with all amendments thereto.

4.2 By-laws of Elite, as amended. Incorporated by reference to Exhibit 3.1 to Elite's Registration Statement on Form SB-2, Registration No. 333-90633, made effective on February 28, 2000.

4.3 Form of certificate representing shares of Elite's common stock. Incorporated by reference to Exhibit 4.1 to Elite's Registration Statement on Form SB-2, Registration No. 333-90633, made effective on February 28, 2000.

4.4*  Class C Warrant Agreement (including Class C Warrant Certificate).

5.1*  Opinion of James, McElroy & Diehl, P.A.

8.1*  Opinion of Lowenstein Sandler PC

10.1 Amended and Restated Employment Agreement, dated March 31, 2000, between Atul M. Mehta and Elite Pharmaceuticals, Inc. Incorporated by reference to
Exhibit 10.2 to Elite's Current Report on Form 8-K dated November 1, 2002.

10.2 Amendment, dated July 18, 2002, to Amended and Restated Employment Agreement, dated March 31, 2000, between Atul M. Mehta and Elite
Pharmaceuticals, Inc. Incorporated by reference to Exhibit 10.3 to Elite's Current Report on Form 8-K dated November 1, 2002.

10.3 Settlement Agreement, dated October 23, 2002, among Elite Pharmaceuticals, Inc. and the several other parties thereto. Incorporated by reference to Exhibit
10.1 to Elite's Current Report on Form 8-K dated November 1, 2002.

10.4  1997 Incentive Stock Option Plan. Incorporated by reference to Exhibit
10.4 to Elite's Registration Statement on Form SB-2, Registration No. 333-90633, made effective on February 28, 2000.

13.01 Elite's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.**

13.02 Elite's Quarterly Report on Form 10-Q for the period ended September 30, 2002.**

23.1*  Consent of James, McElroy & Diehl, P.A. (to be included in Exhibit 5.1).

23.2   Consent of Miller, Ellin & Company, LLP, Independent Auditors.

23.3*  Consent of Lowenstein Sandler PC (to be included in Exhibit 8.1).

24.1 Power of attorney of certain directors and officers of Elite Pharmaceuticals, Inc. (signature page of this Registration Statement).

* To be filed by Amendment
** Previously Filed

ITEM 22  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, That paragraphs (1)(a) and (1)(b) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Elite pursuant to the provisions described above, Elite has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by Elite of expenses incurred or paid by a director, officer or controlling person of Elite in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, Elite will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Northvale, State of New Jersey, on December 4, 2002.

                                    ELITE PHARMACEUTICALS, INC.



                                    By:/s/ Atul M. Mehta
                                       ---------------------------------------
                                           Atul M. Mehta
                                           President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Atul M. Mehta and Mark I. Gittelman as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign and file Registration Statement(s) and any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                                    Title                              Date

/s/ Atul M. Mehta                 Chief Executive Officer and President;      December 4, 2002
---------------------------        Director
Atul M. Mehta

/s/ Mark I. Gittelman             Chief Financial Officer                     December 5, 2002
---------------------------       (Principal Financial and Accounting
Mark I. Gittelman                 Officer)

/s/ Harmon Aronson                Director                                    December 5, 2002
---------------------------
Harmon Aronson

/s/ Donald S. Pearson             Director                                    December 5, 2002
---------------------------
Donald S. Pearson

/s/ Eric L. Sichel                Director                                    December 4, 2002
---------------------------
Eric L. Sichel

                                  EXHIBIT INDEX

4.1 Certificate of Incorporation of Elite, together with all amendments thereto.

4.2 By-laws of Elite, as amended. Incorporated by reference to Exhibit 3.1 to Elite's Registration Statement on Form SB-2, Registration No. 333-90633, made effective on February 28, 2000.

4.3 Form of certificate representing shares of Elite's common stock. Incorporated by reference to Exhibit 4.1 to Elite's Registration Statement on Form SB-2, Registration No. 333-90633, made effective on February 28, 2000.

4.4*   Class C Warrant Agreement (including Class C Warrant Certificate).

5.1*   Opinion of James, McElroy & Diehl, P.A.

8.1*   Opinion of Lowenstein Sandler PC

10.1 Amended and Restated Employment Agreement, dated March 31, 2000, between Atul M. Mehta and Elite Pharmaceuticals, Inc. Incorporated by reference to
Exhibit 10.2 to Elite's Current Report on Form 8-K dated November 1, 2002.

10.2 Amendment, dated July 18, 2002, to Amended and Restated Employment Agreement, dated March 31, 2000, between Atul M. Mehta and Elite
Pharmaceuticals, Inc. Incorporated by reference to Exhibit 10.3 to Elite's Current Report on Form 8-K dated November 1, 2002.

10.3   Settlement Agreement, dated October 23, 2002, among Elite
Pharmaceuticals, Inc. and the several other parties thereto. Incorporated by reference to Exhibit 10.1 to Elite's Current Report on Form 8-K dated November 1, 2002.

10.4   1997 Incentive Stock Option Plan. Incorporated by reference to Exhibit
10.4 to Elite's Registration Statement on Form SB-2, Registration No. 333-90633, made effective on February 28, 2000.

13.01 Elite's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.**

13.02 Elite's Quarterly Report on Form 10-Q for the period ended September 30, 2002.**

23.1*  Consent of James, McElroy & Diehl, P.A. (to be included in Exhibit 5.1).

23.2   Consent of Miller, Ellin & Company, LLP, Independent Auditors.

23.3*  Consent of Lowenstein Sandler PC (to be included in Exhibit 8.1).

24.1 Power of attorney of certain directors and officers of Elite Pharmaceuticals, Inc. (signature page of this Registration Statement).

* To be filed by Amendment
** Previously Filed

                                   APPENDIX A

                              LETTER OF TRANSMITTAL

                           ELITE PHARMACEUTICALS, INC.

                          OFFER TO EXCHANGE ANY OR ALL

             CLASS A WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF
                           ELITE PHARMACEUTICALS, INC.
                                       FOR
             CLASS C WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF
                           ELITE PHARMACEUTICALS, INC.

     THE COST OF EXCHANGING THE CLASS A WARRANTS FOR THE CLASS C WARRANTS IS $.10 PER SHARE OF COMMON STOCK COVERED BY THE CLASS A WARRANTS THAT ARE
                                   EXCHANGED

         ---------------------------------------------------------------

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [______], UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Deliver To:
[______________], Exchange Agent

[Address]

Confirm by Telephone:
[______________]

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

The undersigned acknowledges that he or she has received and reviewed the prospectus dated [_________] (the "Prospectus") of Elite Pharmaceuticals, Inc. (the "Issuer"), and this Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Issuer's offer (the "Exchange Offer") to exchange any and all outstanding Class A Warrants to purchase shares of common stock, par value $.01 per share, of the Issuer (the "Class A Warrants") for Class C Warrants expiring in 2005 to purchase shares of common stock (the "Class C Warrants"). Capitalized terms used but not defined herein have the meanings given to them in the Prospectus. The cost to you of exchanging Class A Warrants for Class C Warrants in the Exchange Offer is $.10 per share of common stock covered by the Class A Warrants that are exchanged (the "Exchange Offer Fee").

This Letter of Transmittal is to be completed by a Holder of Class A Warrants and forwarded with any certificates for Class A Warrants to be exchanged pursuant to the Exchange Offer.

Any beneficial owner whose interests in the Class A Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other securities intermediary and who wishes to exchange such Class A

Warrants in the Exchange Offer should contact such securities intermediary promptly and instruct such securities intermediary to exchange on such beneficial owner's behalf.

In order to properly complete this Letter of Transmittal, a Holder of Class A Warrants must (i) complete the box entitled "DESCRIPTION OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF ELITE PHARMACEUTICALS, INC. (THE "CLASS A WARRANTS")",
(ii) if appropriate, check and complete the boxes relating to Special Issuance Instructions and Special Delivery Instructions, (iii) sign this Letter of Transmittal by completing the box entitled "Please Sign Here" and (iv) pay the Exchange Offer Fee by certified check or official bank check to the Exchange Agent prior to the Expiration Date. Each Holder of Class A Warrants should read carefully the detailed instructions below prior to completing this Letter of Transmittal.

Holders of Class A Warrants who wish to exchange their Class A Warrants for exchange must complete columns 1 through 3 in the box below entitled "DESCRIPTION OF CLASS A WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF ELITE PHARMACEUTICALS, INC. (THE "CLASS A WARRANTS")" and sign the box below entitled "Please Sign Here". If these columns are completed, such Holder of Class A Warrants will have tendered for exchange all of such Holder's Class A Warrants.

The term "Holder" with respect to the Exchange Offer means (i) any person in whose name Class A Warrants are registered on the books of the Issuer, or (ii) any other person who has obtained a properly completed assignment from a registered Holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to exchange their Class A Warrants must complete this letter in its entirety.

             PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY
                          BEFORE COMPLETING THESE BOXES
                ------------------------------------------------

      DESCRIPTION OF CLASS A WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF
              ELITE PHARMACEUTICALS, INC. (THE "CLASS A WARRANTS")

                ------------------------------------------------

------------------------------------------- ----------------------------------------- ----------------------------------------
          NAMES AND ADDRESS(ES) OF                    CERTIFICATE NUMBER (S)                      NUMBER OF WARRANTS
                  HOLDER(S)                                                                            TENDERED*
         (PLEASE FILL IN, IF BLANK)
------------------------------------------- ----------------------------------------- ----------------------------------------
------------------------------------------- ----------------------------------------- ----------------------------------------
------------------------------------------- ----------------------------------------- ----------------------------------------
------------------------------------------- ----------------------------------------- ----------------------------------------
                                                                                      TOTAL:
------------------------------------------- ----------------------------------------- ----------------------------------------

* Any exchanging Holder of Class A Warrants will be deemed to have tendered the entire amount represented by the column labeled "Number of Warrants Tendered". See Instruction 4.

If the space provided above is inadequate, list the certificate numbers, aggregate number of warrants and number of warrants tendered on a separate signed schedule and affix the list to this Letter of Transmittal.


                ------------------------------------------------

[ ]  CHECK HERE THAT CERTIFICATED CLASS A WARRANTS ARE ENCLOSED HEREWITH.

-------------------------------------------------------------   ------------------------------------------------------------
                SPECIAL ISSUANCE INSTRUCTIONS                                   SPECIAL DELIVERY INSTRUCTIONS
                (See Instructions 6, 7 and 8)                                   (See Instructions 6, 7 and 8)

          To be completed ONLY if Class C Warrants                         To be completed ONLY if Class C Warrants
     issued in exchange for Class A Warrants accepted               issued in exchange for Class A Warrants accepted for
   for exchange are to be issued in the name of someone        exchange are to be sent to someone other than the undersigned,
                other than the undersigned.                         or to the undersigned at an address other than that
                                                                                           shown above.

-------------------------------------------------------------  -------------------------------------------------------------
             Issue certificate(s) in the name of:                                           Mail to:

-------------------------------------------------------------  -------------------------------------------------------------
NAME:                                                          NAME:
        ------------------------------                                 ------------------------------
                (please print)                                                 (please print)

-------------------------------------------------------------  -------------------------------------------------------------
ADDRESS:                                                       ADDRESS:
        ------------------------------                                 ------------------------------

        ------------------------------                                 ------------------------------
              (include zip code)                                             (include zip code)

-------------------------------------------------------------  -------------------------------------------------------------
        ------------------------------                                 ------------------------------
         (tax identification or social                                  (tax identification or social
                 security no.)                                                  security no.)
-------------------------------------------------------------  -------------------------------------------------------------

-------------------------------------------------------------  -------------------------------------------------------------

Ladies and Gentlemen:

Pursuant to the order of ELITE PHARMACEUTICALS, INC. (the "Issuer") and upon the terms and subject to the conditions set forth in the Issuer's Prospectus, dated [___________] (the "Prospectus") and this Letter of Transmittal (the "Letter of Transmittal"), which together with the Prospectus constitute the Issuer's offer (the "Exchange Offer"), the Issuer offers to exchange any and all outstanding Class A Warrants to purchase shares of common stock of the Issuer (the "Class A Warrants") for Class C Warrants expiring in 2005 unless extended as provided in the Warrant Agreement to purchase shares of common stock of the Issuer (the "Class C Warrants").

For the Class A Warrants surrendered to and accepted by the Issuer pursuant to the Exchange Offer, the Holder of such Class A Warrants will receive Class C Warrants exercisable for the same number of shares of common stock as were covered by the Class A Warrants exchanged in the Exchange Offer. The Class C Warrants will entitle the Holder to purchase shares of the Issuer's common stock at a purchase price of $5.00 per share through and including November 30, 2005 unless extended as provided in the Warrant Agreement. The cost of exchanging the Class A Warrants for the Class C Warrants is $.10 per share of common stock covered by the Class A Warrants that are exchanged (the "Exchange Offer Fee").

Subject to and effective upon the acceptance for exchange of the Class A Warrants tendered in accordance with this Letter of Transmittal and subject to the terms and conditions of the Exchange Offer, the undersigned sells, assigns and transfers to, or upon the order of, the Issuer all right, title and interest in and to the Class A Warrants tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Issuer) with respect to the tendered Class A Warrants with full power of substitution to (i) deliver certificates for such Class A Warrants to the Issuer and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Issuer, (ii) present such Class A Warrants for transfer on the books of the Issuer and receive all benefits and otherwise exercise all rights of beneficial ownership of such Class A Warrants, and (iii) delivering to the Issuer the Exchange Offer Fee, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed to be irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that he or she has full power and authority to exchange, sell, assign and transfer the Class A Warrants tendered hereby for the Class C Warrants, and that when such Class A

Warrants are accepted for exchange, the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuer to be necessary or desirable to complete the assignment, transfer and purchase of the Class A Warrants tendered hereby.

In addition to the delivery obligations of the Letter of Transmittal, the certificates for Class A Warrants and any other document required by the Exchange Agent, a Holder must deliver to the Exchange Agent the Exchange Offer Fee by certified check or official bank check. The Exchange Offer Fee is equal to $.10 multiplied by the number of shares of common stock covered by the Class A Warrants that you are exchanging.

For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted for exchange, and to have exchanged, validly tendered Class A Warrants if, as and when the Issuer has given oral or written notice thereof to the Exchange Agent. Except as otherwise provided in the Prospectus, tenders of Class A Warrants may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer -- Withdrawal of Tenders" in the Prospectus and Instruction 5 printed below.

If any Class A Warrants are tendered and not accepted for exchange pursuant to the Exchange Offer for any reason, such unaccepted Class A Warrants will be returned without expense to the exchanging registered Holder together with any Exchange Offer Fee paid by such Holder in respect of the Class A Warrants being returned, at the address shown below or at a different address as may be indicated herein in the box entitled "Special Delivery Instructions" as promptly as practicable after the Expiration Date.

After the expiration of the Exchange Offer, Holders will no longer have a right to exchange Class A Warrants for Class C Warrants, and the Class A Warrants that are not exchanged in the Exchange Offer will be worthless.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, successors and assigns.

The undersigned understands that tenders of Class A Warrants pursuant to the procedures described under the caption "The Exchange Offer - Procedures for Exchanging" in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Issuer upon the terms and subject to the conditions of the Exchange Offer. Except as otherwise stated in the Prospectus, this tender for exchange of Class A Warrants is irrevocable.

Unless otherwise indicated in the box entitled "Special Issuance Instructions", please issue the certificates representing the Class C Warrants issued in exchange for certificated Class A Warrants accepted for exchange and return any certificated Class A Warrants not tendered or not exchanged in the name(s) of the undersigned. Similarly, unless otherwise indicated in the box entitled "Special Delivery Instructions", please send the certificates representing the Class C Warrants issued in exchange for the certificated Class A Warrants accepted for exchange and any certificates for Class A Warrants not tendered or not exchanged (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Issuance Instructions" and "Special Delivery Instructions" are completed, please issue the certificates representing the Class C Warrants issued in exchange for the certificated Class A Warrants accepted for exchange in the name(s) of, and return any certificated Class A Warrants not tendered or not exchanged and send said certificates to, the person(s) so indicated. The undersigned recognizes that the Issuer has no obligation pursuant to the "Special Issuance Instructions" and "Special Delivery Instructions" to transfer any Class A Warrants from the name of the registered Holder(s) thereof if the Issuer does not accept for exchange any of the Class A Warrants so tendered.

IN ORDER TO VALIDLY TENDER CLASS A WARRANTS FOR EXCHANGE, HOLDERS OF CLASS A WARRANTS MUST COMPLETE, EXECUTE AND DELIVER THIS LETTER OF TRANSMITTAL TOGETHER WITH THE EXCHANGE OFFER FEE.


                                PLEASE SIGN HERE


X_____________________________________      ___________________
                                                  Date

X_____________________________________      ___________________
         Signature(s) of Holder(s)                Date
         or Authorized Signatory

Area Code and Telephone Number:_____________________________________


The above lines must be signed by the beneficial owners of the Class A Warrants or, in the case of certificated Class A Warrants, by the registered Holder(s) of Class A Warrants as their name(s) appear(s) on the Class A Warrants or by person(s) authorized to become registered Holder(s) by a properly completed assignment from the registered Holder(s), a copy of which must be transmitted with this Letter of Transmittal. If Class A Warrants to which this Letter of Transmittal relate are held of record by two or more joint Holders, then all such Holders must sign this Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must (i) set forth his or her full title below and (ii) unless waived by the Issuer, submit evidence satisfactory to the Issuer of such person's authority so to act. See Instruction 6 regarding the completion of this Letter of Transmittal, printed below.

Name(s):________________________________

________________________________________
(Please Print)

Capacity:_______________________________

Address:________________________________

________________________________________
(Include Zip Code)


             Signature(s) Guaranteed by an Eligible Institution (as
                              hereinafter defined):
                         (If required by Instruction 6)

                 -----------------------------------------------
             (Name of Eligible Institution Guaranteeing Signatures)

                      By:_________________________________
                             (Authorized Signature)

                     _______________________________________
                                 (Printed Name)

                       ___________________________________
                                     (Title)


                        Dated:__________________________



                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER


1. DELIVERY OF THIS LETTER OF TRANSMITTAL, CLASS A WARRANTS AND EXCHANGE OFFER FEE. The tendered Class A Warrants, as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile hereof and any other documents required by this Letter of Transmittal and the Exchange Offer Fee must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

THE METHOD OF DELIVERY OF THE TENDERED CLASS A WARRANTS, THIS LETTER OF TRANSMITTAL, THE EXCHANGE OFFER FEE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE.

NO LETTER OF TRANSMITTAL, CLASS A WARRANTS OR ANY PORTION OF THE EXCHANGE OFFER FEE SHOULD BE SENT TO THE ISSUER. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE TRANSACTIONS CONTEMPLATED BY THE EXCHANGE OFFER FOR SUCH HOLDERS.

All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Class A Warrants and withdrawal of tendered Class A Warrants, as well as the interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal), will be determined by the Issuer in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any and all Class A Warrants not properly tendered or any Class A Warrants the Issuer's acceptance of which would, in the opinion of counsel for the Issuer, be unlawful.

The Issuer also reserves the right to waive any defects, irregularities or conditions of exchange as to particular Class A Warrants. Unless waived, any defects or irregularities in connection with tenders of Class A Warrants must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify registered Holders of defects or irregularities with respect to tenders of Class A Warrants, none of the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Class A Warrants, nor shall any of them incur any liability for failure to give such notification.

Tenders of Class A Warrants will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Class A Warrants received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the exchanging Holders of Class A Warrants, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

2. TENDER BY HOLDER. To exchange Class A Warrants in the Exchange Offer, a Holder must complete, sign and date this Letter of Transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by this Letter of Transmittal, and mail or otherwise deliver this Letter of Transmittal or such facsimile along with the certificates for Class A Warrants and the Exchange Offer Fee to the Exchange Agent prior to the Expiration Date. To be tendered effectively, this Letter of Transmittal, the Class A Warrants, the Exchange Offer Fee and other required documents must be received by the Exchange Agent at the address set forth on the cover hereof prior to the Expiration Date.

3. TENDER BY BENEFICIAL HOLDER. Any beneficial owner whose interests in the Class A Warrants are registered in the name of a broker, dealer, commercial bank, trust company, nominee or other securities intermediary and who wishes to exchange such Class A Warrants in the Exchange Offer should contact such securities intermediary promptly and instruct such securities intermediary to exchange on such beneficial owner's behalf.

4. PARTIAL TENDERS. If less than all of the Class A Warrants represented by a Warrant Certificate are tendered, the exchanging Holder should fill in the number of Class A Warrants tendered in the third column ("Number of Warrants Tendered") of the box entitled "DESCRIPTION OF CLASS A WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF ELITE PHARMACEUTICALS, INC. (THE "CLASS A WARRANTS")" above. The entire number of Warrants represented by a Warrant Certificate delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. In case of a partial tender for exchange, (i) a certificate(s) representing Class C Warrants issued in exchange for any Class A Warrants accepted will be sent to the Holder at his or her registered address, unless a different address is provided in the appropriate box on this Letter of Transmittal, promptly after the Class A Warrants are accepted for exchange and
(ii) a new certificate evidencing the number of Class A Warrants not tendered will be sent without expense to the exchanging registered Holder, unless otherwise indicated in the appropriate box on this Letter of Transmittal, as promptly as practicable after the expiration or termination of the Exchange Offer. All Class A Warrants that are not exchanged in the Exchange Offer will be worthless.

5. WITHDRAWALS. An exchange of Class A Warrants may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date by delivery of written notice of withdrawal (in the form of a telegram, facsimile transmission or letter) to the Exchange Agent at the address set forth on the cover of this Letter of Transmittal. To be effective, such notice of withdrawal must (i) specify the name of such Holder, (ii) identify the number of Class A Warrants delivered for exchange, (iii) specify the amount of Exchange Offer Fees paid,
(iv) contain a statement that such Holder is withdrawing such Class A Warrants for exchange, and (v) specify the Class A Warrants to be withdrawn (including the certificate number). Any such notice of withdrawal must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Class A Warrants were tendered (including any required signature guarantees). Properly withdrawn Class A Warrants may be re-tendered by following one of the procedures described in the section of the Prospectus entitled "The Exchange Offer -- Procedures for Exchanging" at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

6. SIGNATURES ON THE LETTER OF TRANSMITTAL; ASSIGNMENTS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES.

     (i) If this Letter of Transmittal (or facsimile hereof) is signed by the record Holder(s) of the Class A Warrants tendered hereby, the signature must correspond with the name(s) as written on the face of the Class A Warrants without alteration, enlargement or any change whatsoever.

     (ii) If this Letter of Transmittal (or facsimile hereof) is signed by the registered Holder(s) of Class A Warrants tendered and the certificates for Class C Warrants issued in exchange therefor are to be issued (or any un-tendered number of Class A Warrants is to be reissued) to the registered Holder(s), the said Holder(s) need not and should not endorse any tendered Class A Warrants, nor provide a separate assignment. In any other case, such Holder(s) must either properly endorse the Class A Warrants tendered or transmit a properly completed separate assignment with this Letter of Transmittal, with the signatures on the endorsement or assignment guaranteed by an Eligible Institution (as defined below).

     (iii) If this Letter of Transmittal (or facsimile hereof) is signed by a person other than the registered Holder(s) of any Class A Warrants, such Class A Warrants must be endorsed or accompanied by a properly completed assignment signed by such registered Holder(s) as such Holder(s)'s name appears on such Class A Warrants.

     (iv) If this Letter of Transmittal (or facsimile hereof) or any Class A Warrants or assignments are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority so to act must be submitted with this Letter of Transmittal.

     (v) If any tendered Class A Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary or required documents as there are different registrations or certificates.

Endorsements on Class A Warrants or signatures on assignments required by this Instruction 6 must be guaranteed by an Eligible Institution. Signatures on this Letter of Transmittal need not be guaranteed if (a) this Letter of Transmittal is signed by the registered Holder(s) of the Class A Warrants tendered herewith and such Holder(s) have not completed the box set forth herein entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions", or
(b) if such Class A Warrants are tendered for the account of an Eligible Institution. IN ALL OTHER CASES, ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION.

In the event that signatures on this Letter of Transmittal (or a notice of withdrawal) are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

7. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Exchanging Holders of Class A Warrants should indicate, in the applicable box or boxes, the name and address to which Class C Warrants or substitute Class A Warrants for Class A Warrants not tendered or not accepted for exchange are to be issued or sent, if different from the name and address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.

8. TRANSFER TAXES. The Issuer will pay all transfer taxes, if any, applicable to the exchange of the Class A Warrants pursuant to the Exchange Offer. If, however, certificates representing Class A Warrants for Class A Warrants not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the Holder of Class A Warrants tendered, or if tendered Class A Warrants are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Class A Warrants pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the exchanging Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such exchanging Holder.

Except as provided in this Instruction 8, it will not be necessary for transfer tax stamps to be affixed to the Class A Warrants listed in this Letter of Transmittal.

9. RIGHT TO AMEND. Notwithstanding any other term of the Exchange Offer, the Issuer expressly reserves the right at any time prior to the Expiration Date, in its sole discretion, (i) to delay accepting any Class A Warrants and to extend the Exchange Offer, or (ii) to amend the terms of the Exchange Offer in any manner not contrary to the Issuer's obligations under the settlement agreement between the Issuer and the Freedman Group as described in the Prospectus. See the section of the Prospectus entitled "The Exchange Offer -- Right to Amend".

10. MUTILATED, LOST, STOLEN OR DESTROYED CLASS A WARRANTS. Any exchanging Holder whose Class A Warrants have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated herein for further instructions.

11. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, nominee or other securities intermediary for assistance concerning the Exchange Offer.

         IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF,
       IF APPLICABLE), TOGETHER WITH CLASS A WARRANT CERTIFICATES AND ALL
              OTHER REQUIRED DOCUMENTS AND THE EXCHANGE OFFER FEE,
                     MUST BE RECEIVED BY THE EXCHANGE AGENT
         PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                        (DO NOT WRITE IN THE SPACE BELOW)

                                        ================================

       -------------------------------- -------------------------------- --------------------------------
           CERTIFICATE SURRENDERED              CLASS A WARRANTS                CLASS A WARRANTS
                                                    TENDERED                        ACCEPTED
       -------------------------------- -------------------------------- --------------------------------

       -------------------------------- -------------------------------- --------------------------------

       -------------------------------- -------------------------------- --------------------------------

       -------------------------------- -------------------------------- --------------------------------

                                        ================================

Delivery Prepared By:___________    Checked By:___________    Date: ___________